Exhibit 10.26

[Certain confidential portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K and marked with asterisks. The omitted information is (i) not material and (ii) would likely cause us competitive harm if publicly disclosed.]

CONFIDENTIAL

AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT BY AND BETWEEN

LINN ENERGY HOLDINGS, LLC AND

LINN MIDSTREAM, LLC EFFECTIVE APRIL 1, 2017

[Signature Page to Amended and Restated Gas Gathering and Processing Amendment]

AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT

THIS AMENDED AND RESTATED GAS GATHERING AND PROCESSING

AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), effective for all purposes hereunder as of April 1, 2017 (the “Effective Date”) by and between Linn Energy Holdings, LLC, a Delaware limited liability company by and through its Agent Linn Operating, LLC (“Producer”) and Linn Midstream, LLC, a Delaware limited liability company (“Linn Midstream”, and Producer, each a “Party”, and collectively, the “Parties”).

RECITALS:

WHEREAS, Linn Operating, Inc. as agent for Producer and Linn Operating, Inc. as agent for Linn Midstream entered into that certain Gas Gathering and Processing Agreement (the “Prior GGPA”), on and effective as of January 1, 2016.

WHEREAS, Producer and Linn Midstream have agreed to amend and restate in its entirety the Prior GGPA effective as of the Effective Date and to memorialize certain other understandings and agreements of the Parties as set forth more fully below.

WHEREAS, Producer and Linn Midstream desire that Linn Midstream will gather, process and purchase Producer’s Gas (as defined in Exhibit A) produced from the Wells (as defined in Exhibit A) located within Contract Area A-1 (defined below) in accordance with the terms and conditions set forth on Exhibit A.

WHEREAS, Linn Midstream desires to purchase (and perform certain services with respect to) Producer’s Committed Gas (as defined in Exhibit B) from (and for) Producer, and Producer desires to sell (and have Linn Midstream perform certain services with respect to) such Gas (as defined in Exhibit B) located within Contract Area B-1 (defined below) to Linn Midstream in accordance with the terms and conditions set forth on Exhibit B.

WHEREAS, the Parties acknowledge and desire that (a) the terms and conditions set forth on Exhibit A and Exhibits A-1 through A-5 (inclusive) shall apply solely with respect to Producer’s assets or operations located on Contract Area A-1 and shall not apply with respect to Producer’s assets or operations located on Contract Area B-1 and (b) the terms and conditions set forth on Exhibit B and Exhibits B-1 through B-5 (inclusive) shall apply solely with respect to Producer’s assets or operations located on Contract Area B-1 and shall not apply with respect to Producer’s assets or operations located on Contract Area A-1.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I CONTRACT AREAS

Section 1.1. Contract Area A-1. With respect to Producer’s assets or operations located on the lands within the boundaries shown or described on Exhibit A-1 (such lands, “Contract Area A-1”), the terms and conditions set forth on Exhibit A (and Exhibits A-1 through A-6 (inclusive)) hereto shall govern the rights and obligations of the Parties to the extent set forth therein.

Section 1.2. Contract Area B-1. With respect to Producer’s assets or operations located on the lands described on Exhibit B-1 (such lands, “Contract Area B-1”), the terms and conditions set forth on Exhibit B (and Exhibits B-1 through B-6 (inclusive)) hereto shall govern the rights and obligations of the Parties to the extent set forth therein.

ARTICLE II MISCELLANEOUS PROVISIONS

Section 2.1. Assignment. Either Party may assign this Agreement subject to Section 2.2. Any such assignment must be all or an undivided percentage of a Party’s rights, titles, interests and obligations hereunder, all or an undivided percentage of a Party’s rights under Exhibit A (and Exhibits A-1 through A-5 (inclusive)) or all or an undivided percentage of a Party’s rights under Exhibit B (and Exhibits B-1 through B-5 (inclusive)). This Agreement (or portions thereof) and each of its terms shall be binding upon and inure to the benefit of the successors, assigns, heirs, personal representatives, and representatives in bankruptcy of the Parties. The dedications and the other terms and conditions set forth herein are intended to run with the land notwithstanding anything to the contrary herein.

Section 2.2. Notice of Assignment. Any assignment, conveyance, farmout, sublease or any other type of transaction by Producer of its interest in any asset or interest subject to a dedication set forth herein shall be made expressly subject to the provisions of this Agreement. No transfer of or succession to the interest of Producer, however effected, shall bind Linn Midstream unless and until the original instrument or other proper proof that the claimant is legally entitled to an interest has been furnished to Linn Midstream at its office at the address shown in Section 2.12. The effective date of the transfer as to Linn Midstream’s obligation under this Agreement shall be the first day of the calendar month after thirty (30) days following the date such instrument or proof is furnished to Linn Midstream. No transfer or assignment of rights by either Party under this Agreement shall diminish or increase either Party’s obligations under this Agreement, unless expressly agreed by the other Party.

Section 2.3. Compliance with Laws and Regulations. This Agreement is subject to all valid statutes, rules and regulations of any duly constituted federal or state authority or  regulatory body having jurisdiction. Neither Party shall be in default as a result of compliance with laws and regulations.

Section 2.4. Conflict of Law Jurisdiction, Venue; Jury Waiver.

(a)THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN HARRIS COUNTY, TEXAS (OR, IF REQUIREMENTS FOR FEDERAL JURISDICTION ARE NOT MET, STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS) AND APPROPRIATE APPELLATE COURTS THEREFROM FOR THE RESOLUTION OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL ACTIONS, SUITS AND PROCEEDINGS IN RESPECT OF SUCH DISPUTE, CONTROVERSY OR CLAIM MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, (i) ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFORESAID COURTS, (ii) ANY CLAIM IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (iii) THE RIGHT TO OBJECT, IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING, THAT ANY SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PERSON. EACH PARTY AND EACH SELLER’S REPRESENTATIVE HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PAPERS, NOTICES OR PROCESS AT THE ADDRESS SET OUT IN SECTION 2.12 IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING AND AGREES THAT NOTHING HEREIN WILL AFFECT THE RIGHT OF THE OTHER PARTIES TO SERVE ANY SUCH PAPERS, NOTICES OR PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE, CONTROVERSY OR CLAIM MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(c)EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 2.5. Default and Non-Waiver. No waiver by a Party of any one or more defaults by the other Party in the performance of any provisions of this Agreement shall operate as a waiver of any future default or defaults, whether of a like or different character.

Section 2.6. Confidentiality. All terms and provisions of this Agreement are confidential, and the Parties shall use all reasonable efforts to prevent disclosure of the terms and provisions of this Agreement to any third party; provided, however, a Party is permitted to disclose the terms and conditions of this Agreement to its officers, directors, employees, agents, consultants, affiliates, and independent public accountants, and as may be necessary to comply with any legal obligations or court order. In addition, Producer may disclose this Agreement to any bona fide potential purchaser of Producer’s interest in its assets subject to this Agreement, and Linn Midstream may disclose this Agreement to any bona fide potential purchaser of Linn Midstream’s interest in any or all of its assets subject to this Agreement, provided that in either case, such potential purchaser agrees in writing to be bound by the confidentiality provisions of this Agreement.

Section 2.7. Negotiations. Each Party acknowledges that it has had the opportunity to negotiate the terms of this Agreement and to obtain the assistance of counsel in reviewing its terms prior to execution. The Parties agree, therefore, that this Agreement shall not be construed against or in favor of either Party as a result of the manner in which this Agreement was negotiated, prepared, drafted or executed, but shall be construed in a neutral manner.

Section 2.8. Complete Agreement. This Agreement constitutes the final and complete agreement between the Parties, and there are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the Parties relating to this Agreement other than those set forth herein.

Section 2.9. Amendments. All waivers, modifications, amendments and changes to this Agreement shall be in writing and executed by the authorized representatives of the Parties.

Section 2.10. Relationships of the Parties. The relations between the Parties are those of independent contractors. This Agreement creates no joint venture, partnership, association, other special relationship, or fiduciary obligations.

Section 2.11. Third party Beneficiaries. Except to the limited extent expressly set forth herein, there are no third party beneficiaries under this Agreement.

Section 2.12. Notices. Except as may otherwise be provided, all notices, payments, data or documents to be furnished must be mailed to the respective Party at its address (whether physical or electronic) set out below and shall be sufficiently given if: (a) deposited in the United States mail, postage prepaid; (b) sent by private express mail or courier service; or (c) transmitted electronically, and addressed to the respective Party at its specified address (whether physical or electronic) set out below. Either Party may change its address at any time upon written notice to the other Party.

If to Producer:

Linn Energy Holdings, LLC 600 Travis Street, Suite 1400

Attention: Marketing Administration Facsimile: 832-209-4300

Email: MarketingAdministration@linnenergy.com If to Linn Midstream:

Linn Midstream, LLC

600 Travis Street, Suite 1400 Attention: Marketing Administration Facsimile: 832-209-4300

Email: MarketingAdministration@linnenergy.com

Section 2.13. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

Section 2.14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered together as one instrument. Any executed counterpart transmitted by facsimile or similar transmission by any Party shall be deemed an original and shall be binding upon such Party.

Section 2.15. Prior Agreements. This Agreement supersedes and replaces any previous Agreement as of the Effective Date for the purchase and sale of gas between the Parties or their predecessors-in-interest insofar as it applies or applied to any gas produced from any sources covered by this Agreement and specifically replaces the Prior GGPA in its entirety from and after the Effective Date. Notwithstanding anything to the contrary in this Section 2.15, for the avoidance of doubt, the dedications of acreage and production by Producer in Exhibit A and Exhibit B are effective as of January 1, 2016, which is the original effective date of the Prior GGPA.

Section 2.16. Memorandum of Agreement; Further Assurances. At or after  the  Execution Date, Producer and Linn Midstream shall execute and deliver a Memorandum of this Agreement substantially in the form of Exhibit C attached hereto. Linn Midstream shall cause such Memorandum to be duly recorded in the appropriate real property or other records affecting the assets subject hereto. After the Execution Date each Party shall take such other actions as the other Party may reasonably request, to accomplish the purposes of this Agreement and to put third parties on notice of the dedications hereunder.

Section 2.17. Severability. If any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable, or otherwise affect any other provision of this Agreement.

Section 2.18. Term. This Agreement shall survive, (a) with respect to the terms and conditions set forth on Exhibit A (and Exhibits A-1 through A-5), for so long as the terms and conditions set forth on Exhibit A survive as provided therein, and (b) with respect to the terms and conditions set forth on Exhibit B (and Exhibits B-1 through B-5), for so long as the terms and conditions set forth on Exhibit B survive as provided therein.

Section 2.19. Limitation on Damages. Notwithstanding anything to the contrary contained in this Agreement or the exhibits attached hereto, in no event shall either Party be liable to the other Party for any exemplary or punitive damages or any special, indirect, incidental, or consequential damages of any character including, without limitation, loss of use, lost profits or revenue, cost of capital, cancellation of permits, unabsorbed transportation or storage charges, tort, or lost production, REGARDLESS OF WHETHER CLAIMS FOR SUCH DAMAGES ARE BASED ON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE.

Exhibit 10.26

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

PARTIES:

LINN ENERGY HOLDINGS, LLC

By and through its Agent, Linn Operating, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President and CEO

LINN MIDSTREAM, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President and CEO

[Signature Page to Amended and Restated Gas Gathering and Processing Amendment]

LIST OF EXHIBITS AND SCHEDULES

APPENDICES:
Appendix A	―	Defined Terms
EXHIBITS:
Exhibit A	―	Terms and Conditions for Contract Area A-1
Exhibit A-1	―	Contract Area A-1
Exhibit A-2	―	Receipt Point(s)
Exhibit A-3	―	Plant Accounting Procedure
Exhibit A-4	―	Service Fees
Exhibit A-5	―	Pre-Existing Dedications
Exhibit B	―	Terms and Conditions for Dedication Area B-1
Exhibit B-1	―	Dedicated Area
Exhibit B-2	―	Commercial Terms
Exhibit B-3	―	Receipt Point(s)
Exhibit B-4	―	Quality Specifications
Exhibit B-5	―	Dedicated Contracts
Exhibit C	―	Form of Memorandum of Agreement

Exhibit A and Exhibits A-1 through A-5

See attached.

EXHIBIT A

AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT

Terms and Conditions

This Exhibit A is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.1 Defined Terms. Each capitalized term in this Exhibit A and Exhibits A-1 through A-5 (inclusive) has the meaning given to it in this Section 1.1 of this Exhibit A.

(a)“Affiliate” means, with respect to either Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party, and “control” means the power to direct or cause the direction of the management and policies of such Person or Party, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by virtue of the ownership of shares or other equity interests, the holding of voting rights or contractual rights, partnership interests or otherwise; provided, however, that none of Producer or any of its wholly owned direct or indirect subsidiaries shall be deemed an Affiliate of Linn Midstream or any of its wholly owned direct or indirect subsidiaries.

(b)“Agreement” means the main body of the Amended and Restated Gas Gathering and Processing Agreement to which this Exhibit A is attached.

(c)“AMI” means the geographical area designated on the map attached to the Agreement as Exhibit A-1.

(d)“Btu” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from 58.5° Fahrenheit to 59.5° Fahrenheit.

(e)“Commingled Residue Gas Stream” has the meaning set forth in Section 5.1 of this Exhibit A.

(f)“Condensate” means distillates, drip gas and other free liquids collected in the System.

(g)“Day,” “day” or “Daily” means a period of 24 consecutive hours, beginning at 9:00 a.m. Central Time and ending at 8:59 a.m. Central Time; provided, however, that on the Day on which Daylight Saving Time becomes effective, the period shall be 23 consecutive hours; and on the Day on which Standard Time becomes effective, the period shall be 25 consecutive hours.

(h)“Dedicated Lease” means, subject to Section 10.1 of this Exhibit A, (i) each Lease owned by Producer or any of its Affiliates as of the Original Effective Date in the AMI and (ii) each Lease acquired by Producer or any of its Affiliates in the AMI after the Original Effective Date.

(i)	“Defaulting Party” has the meaning set forth in Section 16.1 of this Exhibit A.

(j)“Downstream Pipeline” means the pipeline(s) which are immediately downstream of the Plant tailgate.

(k)“Drilling Notice” means written notice of a potential New Well that is prepared by Producer in good faith that includes the New Well’s location, the estimated spud date,

estimated completion date, estimated initial daily production, estimated average  daily production, formation, the operator, Producer’s working interest, plat of the New Well’s  location, and authorization for Linn Midstream to begin acquiring rights-of-way and equipment necessary for the connection of the New Well.

(l)	“Effective Date” has the meaning set forth in the Agreement.

(m)	“EFM” has the meaning set forth in Section 6.1 of this Exhibit A.

(n)	“Event of Default” means the events described in Section 16.1 of this Exhibit A.

(o)“Facilities” means, collectively, the System, the Plant and all associated pipelines and equipment owned or controlled by Linn Midstream between the Receipt Point(s) and the Downstream Pipeline.

(p)“Fixed Recovery Percentage” has the meaning set forth in Section 5.2 of this Exhibit A.

(q)	“Force Majeure” has the meaning set forth in Section 15.2 of this Exhibit A.

(r)“Fuel” means the gas and electricity used for fuel, power and equivalents required to operate the Facilities, any Gas Lift Gas and lost and unaccounted for gas.

(s)“Gas” or “gas” means hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells that is in a gaseous state.

(t)	“Gas Lift Facilities” has the meaning set forth in Section 10.3 of this Exhibit A.

(u)	“Gas Lift Gas” has the meaning set forth in Section 10.3 of this Exhibit A.

(v)	“Gas Lift Imbalance” has the meaning set forth in Section 10.3 of this Exhibit A.

(w)“Gas Lift Imbalance Fee” has the meaning set forth in Section 10.3 of this Exhibit A.

(x)“Inferior Liquids” means mixed crude oil, slop oil, salt water, and nuisance liquids recovered by Linn Midstream in the Facilities, other than Condensate recovered in the System and Plant Products recovered in the Plant.

(y)“Interest Rate” means the then-effective per annum prime interest rate as published in The Wall Street Journal.

(z)“Lease” means any gas or liquid hydrocarbon lease, the surface and subsurface leasehold estates created thereby, fee interests and subleases, including all production depths, zones and formations covered thereby.

(aa)“Linn Midstream” means has the meaning set forth in the Preamble.

(bb) “MAOP” means the maximum allowable operating pressure of the System  from time to time, which is subject to change in Linn Midstream’s sole discretion.

(cc)   “Mcf” means 1,000 cubic feet of gas at a base temperature of 60° Fahrenheit, and  at a pressure base of 14.73 Psia and containing the amount of water vapor present at actual production pressure and temperature.

(dd)“MMBtu” means 1,000,000 Btus.

(ee)“MMcf” means 1,000 Mcf.

(ff)    “Month” means the period beginning at 9:00 a.m. Central Time on the first Day    of each calendar Month and ending at 8:59 a.m. Central Time on the first Day of the next succeeding calendar Month.

(gg) “New Well” means any well that will be drilled in the AMI by Producer or its Affiliates.

(hh) “Non-Conforming Gas” means any of Producer’s Gas received at the Receipt Point(s) that fails to meet the quality specifications set forth in Section 8.1 of this Exhibit A (except with respect to Plant Product content).

(ii) “Non-Defaulting Party” has the meaning set forth in  Section  16.1(a)  of this Exhibit A.

(jj) “Operating Capacity” means the maximum volume of gas that each of the System and the Plant are capable of gathering, receiving and processing (as applicable).

(kk)“Original Effective Date” means January 1, 2016.

(ll)“Party” and “Parties” have the meaning set forth in the Preamble.

(mm) “Performance Assurance” has the meaning set forth in Section 11.4 of  this Exhibit A.

(nn) “Person” means any natural person, group, corporation, limited  partnership,  general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee, or entity in a representative capacity and any government or agency or political subdivision thereof.

(oo) “Plant” means any Gas processing plant and/or treating facility and other related facilities, whether owned by Linn Midstream or third parties, utilized for processing Producer’s Gas for the removal of Plant Products. Linn Midstream shall have the right, in its sole discretion, to cause Producer’s Gas to be processed in any plant, but consistent with the terms of this Exhibit A.

(pp) “Plant Products” means those natural gas liquids, including ethane, propane, iso-butane, normal butane, and natural gasoline, and mixtures thereof, that are removed from Producer’s Gas in the liquid extraction process at the Plant.

(qq)  “Plant System” means any group of processing plants and related facilities owned or operated by Linn Midstream or its Affiliates, which are accounted for by Linn Midstream or its Affiliates as a super system or a combined system of plants.

(rr)“Primary Term” has the meaning set forth in Section 12.1 of this Exhibit A.

(ss)   “Prior Dedicated Section” means (i) any lease owned by Producer or its Affiliates as of the Original Effective Date that is within a section of land that is subject to a pre-existing dedication set forth in Exhibit A-5, and (ii) any Lease that is acquired by Producer or its Affiliates after the Original Effective Date in the AMI that is subject to a pre-existing dedication.

(tt)   “Processing” means the process that the Plant performs on the Gas to remove    Plant Products.

(uu)“Producer” has the meaning set forth in the Preamble.

(vv)“Producer’s Gas” means all Gas Producer delivers to the Receipt Point(s). (ww)“Producer’s Land” has the meaning set forth in Article XVII of this Exhibit A.

(xx)“Psia” means pounds per square inch absolute.

(yy)“Psig” means pounds per square inch gauge.

(zz)   “Receipt Point(s)” means Linn Midstream’s meters located at the Wells upstream of the System as shown on Exhibit A-2, as may be amended from time to time pursuant to Section 10.3(d) of this Exhibit A or upon mutual agreement of Producer and Linn Midstream.

(aaa) “Residue Gas” means that portion of the Gas remaining after the extraction of  Plant Products and deductions for Producer’s pro rata share of Fuel delivered to a Downstream Pipeline.

(bbb)“Service Fee” has the meaning set forth in Exhibit A-4.

(ccc)  “Shrinkage” means the reduction in the volume and Btu content of Producer’s  Gas that occurs as a result of the removal of Plant Products contained therein as determined under Section V of Exhibit A-3.

(ddd) “System” means the metered gas gathering system owned and/or operated by Linn Midstream or its Affiliates for gathering, treating, compressing and delivering Gas, as it may be expanded from time-to-time pursuant to the terms of this Exhibit A or otherwise.

(eee)“Taxes” has the meaning set forth in Section 11.3 of Exhibit A.

(fff)  “Unit of Volume” means for all purposes of measurement hereunder, 1 cubic foot  of gas at a temperature base of 60° Fahrenheit and a pressure base of 14.73 Psia.

(ggg)“Well” means any well on a Dedicated Lease, including any New Well.

Section 1.2   Interpretive Provisions for Exhibit A.   The definitions of terms in Exhibit  A shall apply equally to the singular and plural forms of the terms defined. Whenever the  context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, and (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise specified in this Exhibit A, all amounts and payments shall be in United States dollars, and all references to “$” or dollar amounts will be to lawful currency of the United States of America. All references to “$” or dollar amounts shall be to precise amounts and not rounded up or down.

ARTICLE II

GAS GATHERING AND PROCESSING; DELIVERY AND RECEIPT OBLIGATIONS

Section 2.1 Gathering of Producer’s Gas. Linn Midstream shall gather Producer’s Gas delivered to the Receipt Point(s) and process such Gas in accordance with Section 2.2 of this Exhibit A.

Section 2.2 Processing of Producer’s  Gas.  Linn Midstream shall process Producer’s  Gas delivered to the Receipt Point(s) by means of the various processes available at the Plant. Such Processing shall separate Plant Products from Producer’s Gas. The quantity of Plant Products and the quantity of Residue Gas that shall be allocable to Producer’s Gas after Processing shall be determined in accordance with Section 5.2 of this Exhibit A and Article IV of the Accounting Procedure attached as Exhibit A-3.

Section 2.3 Linn Midstream’s Duty to Accept Delivery. Linn Midstream shall use commercially reasonable efforts to accept all of Producer’s Gas delivered to the Receipt Point(s) up to the Operating Capacity. Linn Midstream shall have full operational control over the Facilities and shall operate the Facilities in its sole reasonable discretion, and shall have the right to suspend service hereunder upon reasonable notice to Producer to perform normal and routine maintenance. Nothing herein shall obligate Linn Midstream to operate either the System or the Plant if the total quantities of gas delivered for processing by all producers are insufficient to operate either the System or the Plant economically, in Linn Midstream’s sole opinion.

Section 2.4 Reservations of Linn Midstream.  Linn Midstream reserves  the right  to  own, retain, and have the sole right to the proceeds from any sale of all Condensate, distillates, drip gas, and Inferior Liquids collected in Linn Midstream’s Facilities downstream of the Receipt Point(s), and such product value, if any, shall be credited to Linn Midstream and is independent and not included in the Service Fee calculation.

Section 2.5 Default. Linn Midstream shall not be required to take Gas at the Receipt Point(s) if an Event of Default under Section 16.1 of this Exhibit A has occurred with respect to Producer.

Section 2.6Fuel. Linn Midstream shall have the right to retain from quantities of gas

(i)in the case of the System, an amount equal to *** of such delivered quantities of gas at the Receipt Point(s), net of the Gas Lift Gas, per stage of compression provided, and (ii) in the case of the Plant, Producer’s pro-rata share of actual Fuel consumed in the Plant or Plant System as applicable, not to exceed *** of such delivered quantities of gas at the Receipt Point(s), net of the Gas Lift Gas.

Section 2.7 Title, Possession and Control. Possession and control of Producer’s Gas, including all liquefiable hydrocarbons contained therein, shall pass from Producer to Linn Midstream at the Receipt Point(s). Title to Producer’s Gas including all liquefiable  hydrocarbons contained therein, shall pass from Producer to Linn Midstream at the Plant tailgate.

ARTICLE III

RECEIPT AND DELIVERY PRESSURES AND RATE OF FLOW

Section 3.1 Pressure. Producer shall deliver, or cause to be delivered,  to  Linn  Midstream the Gas to be gathered and/or processed at the line pressures existing in the System as such pressure may exist from time to time not to exceed the MAOP. Producer shall install, operate, and maintain, at its sole expense, such pressure regulating devices as may be necessary to regulate the pressure of gas prior to delivery to Linn Midstream so as not to exceed the MAOP. If Producer fails to regulate such pressure at any time during the term of this Exhibit A, then Linn Midstream may install shut-in or other pressure relieving devices at the Receipt Point(s) upstream of the measurement device. Notwithstanding anything in this Exhibit A to the contrary, if Linn Midstream installs such shut in or other pressure relieving devices and they are triggered due to Producer’s failure to regulate the pressure at the Receipt Point(s) as required, then Producer is responsible for any loss of gas or any emissions of the gas stream from the shut- in or other pressure relieving devices, any damage to persons, property, or the environment, and the violation of any laws, rules, or regulations caused by such release. Linn Midstream shall not be required to open such shut-in or other pressure relieving device until Producer has rectified such over-pressure problem. Producer shall fully indemnify, defend, and hold Linn Midstream harmless for any such losses, emissions, damages, or violations.

ARTICLE IV RESIDUE GAS

Section 4.1 Sale of Residue Gas. Each Month, Linn Midstream shall  purchase  Producer’s share of the Commingled Residue Gas Stream, and shall pay Producer *** of the proceeds received by Linn Midstream for the sale of Producer’s Residue Gas (hereinafter called “WASP Pricing”).

ARTICLE V

COMMINGLED RESIDUE GAS; PLANT PRODUCT ALLOCATIONS

Section 5.1 Commingled Residue Gas Stream.  Producer  hereby  expressly acknowledges that Producer’s Gas may be commingled with other gas delivered to the Plant pursuant to gas processing agreements with third parties for Processing in the Plant so that a commingled Residue Gas stream (“Commingled Residue Gas Stream”) may remain after the Processing of Producer’s Gas and all other streams of gas delivered to the Plant for Processing. Linn Midstream shall obtain its Fuel from the Commingled Residue Gas Stream and Producer hereby authorizes Linn Midstream to do so. The balance of the Commingled Residue Gas  Stream remaining after consumption of a portion thereof as Fuel shall be allocated to Producer and the other owners of the Commingled Residue Gas Stream. Producer’s share of the Commingled Residue Gas Stream shall be determined in accordance with the Accounting Procedure attached as Exhibit A-3.

Section 5.2 Plant Product Allocations. The Parties shall fix the theoretical recovery percentage of Plant Products attributable to Producer’s Gas delivered hereunder as follows (“Fixed Recovery Percentage”):

Plant Product	Ethane Recovery	Ethane Rejection
Ethane (C2)	***%	***%
Propane (C3)	***%	***%
Iso-butane (IC4)	***%	***%
Normal Butane (NC4)	***%	***%
Pentanes (C5+)	***%	***%

For any Month, Producer will have the option to elect either (i) ethane recovery or (ii) ethane rejection, in each case by providing Linn Midstream with at least eight (8) business Days’ written notice prior to the beginning of such Month; provided, however, in the event Producer fails to provide a timely written notice to Linn Midstream, Producer shall be settled on its fixed recoveries set forth above, based on the performance of the Plant. Producer’s share of the Plant Products shall be determined in accordance with the Accounting Procedure attached as Exhibit A-3.

ARTICLE VI MEASUREMENT

Section 6.1 General. For billing and payment purposes, Producer’s Gas received and delivered hereunder shall be measured by measurement facilities installed, operated, and maintained by Linn Midstream or its designee. Linn Midstream will provide Producer with access to a second set of taps on the meter tube located at each Receipt Point for check measurement. Such measurement stations are to be located at each Receipt Point and may also  be located at the Plant Inlet, and shall be equipped with ultrasonic meters or orifice meters, or electronic flow meters (“EFM”) commonly accepted by the industry sufficient to accomplish the accurate measurement of Gas; provided, however, that Linn Midstream has the right within its sole discretion (at its sole expense) to upgrade to or utilize more modern devices that meet industry standards.

Section 6.2 Procedure. The measurement of Gas at the Receipt Point(s) and the Plant Inlet shall be conducted in accordance with the following:

(a)Linn Midstream may determine a local atmospheric pressure from published local data, by calculating from a local elevation, or may assume the atmospheric pressure to be 14.65 Psia. Whenever conditions of temperature and pressure differ from such standard, conversion of the volume of Gas from such conditions to the standard conditions shall be made in accordance with the Ideal Gas Laws corrected for deviation of the Gas from Boyle’s Law in accordance with the methods and formulae prescribed in the American Gas Association Report No. 8, Compressibility Factors of Natural Gas and Other Hydrocarbon Gases, as last amended and superseded.

(b)Measurement, both volumetric and thermal, shall be computed in accordance with the latest publications of the American Gas Association including AGA Report #3, AGA Report #7, and AGA Report #9 in conjunction with the American National Standard publication, Orifice Metering of Natural Gas, ANSI/API 2530, latest revision, and GPA 2172.

(c)The specific gravity of the Gas shall be determined at the Receipt Points by one of the following methods, at the option of Linn Midstream: (i) an on-line chromatograph; (ii) continuous sampling; or (iii) manual sampling. An on-line chromatograph shall be used at the Plant Inlet.

(d)The Gross Heating Value of the Gas shall be determined at each Receipt Point by one of the following: (i) an online chromatograph; (ii) composite sample taken by Linn Midstream or its nominee by application of the methods contained in API/GPA standards and in such amendments and revisions thereto and superseding reports thereof as recommended by the API/GPA committee or (iii) manual sampling. Linn Midstream will notify Producer before a new sample is taken pursuant to the foregoing subsections (ii) and (iii) and provide the data to Producer as a part of the monthly meter statement and analysis submittal currently in place. Upon written request by Producer, Linn Midstream will endeavor to send a new or updated gas analysis to Producer as soon as practicable. The Gross Heating Value of the Gas shall be determined at the Plant Inlet by an online chromatograph. Unless Producer installs and operates its own dehydration equipment upstream of the Facilities and reduces the water vapor content of the Gas at the Receipt Point to less than seven (7) pounds per MMcf, the Gas received by Linn Midstream at the Receipt Points shall be deemed to be fully saturated with water, and the Gas shall be measured and settled on a saturated basis.

(e)The Gross Heating Value shall be converted to the same condition stipulated for the Unit of Volume. The physical constants used in Btu computation for a perfect Gas shall be derived from the “Table of Physical Constants of Paraffin Hydrocarbons and Other Compounds” as published in the GPA Standard 2145, as may be amended from time to time and superseding revisions thereof. The analysis shall be complete, and individual values in mol percent or  fraction of each hydrocarbon compound shall be listed through C5. The C5+ values shall be as stated in GPA standard 2261, 7.3.6 Table IV (as may be revised from time to time) or, at Linn Midstream’s option, by use of an extended analysis. The analysis shall further include the mol fraction or percent individually of additional compounds contained in chromatographically measurable quantity contained in the sample as delivered. The method to be used for chromatographic analysis shall be that contained in GPA standard 2261, Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography and any superseding revisions thereof.

(f)Upon mutual agreement of the Parties, other types of Btu per cubic foot measuring devices may be installed and operated, and the Gross Heating Value shall be computed in accordance with the manufacturer’s instructions for same and consistent with industry-accepted practices for transmission Btu per cubic foot measurement.

(g)Gas samples taken from the pipeline system for purposes of determining or deriving quantitative values that shall be used in the computation of Gas volume and the Gross Heating Value shall be obtained through use of a probe to be inserted sufficiently beyond the periphery of the internal pipe walls to assure that the Gas being drawn for the sample is free of any liquid accumulation from the internal pipe wall.

(h)If any standards or methods for calculations or determinations set forth in any applicable GPA publications are revised, and if both Parties are in agreement with said revision, then this Exhibit A shall be amended accordingly.

(i)Linn Midstream shall install, own, operate, and maintain standard type measuring and testing equipment necessary to measure and test Gas transported hereunder and shall keep same accurate and in good repair. Furthermore, any measurement equipment installed subsequent to the Effective Date shall meet the then most current industry standards. Data editing, calibrations, repairs, and adjustments of Linn Midstream’s measuring and testing equipment shall be done only by employees of Linn Midstream or its designated representatives. All calibrations may be witnessed by Producer. Producer or its designated representative may, in the presence of an employee of Linn Midstream or Linn Midstream’s designated representative, have access to Linn Midstream’s measuring and analyzing equipment at any reasonable time, and shall have the right to witness tests, calibrations, and adjustments thereof. All witnessed calibration tests scheduled hereunder shall be at Linn Midstream’s sole cost and expense and shall be preceded by reasonable notice to Producer. Upon request of either Party hereto for a special test of any meter or auxiliary equipment, Linn Midstream shall promptly verify the accuracy of same; provided, however, that the cost of such special test shall be borne by the requesting Party, unless the percentage of inaccuracy found is more than *** of a recording corresponding to the average hourly rate of Gas flow, in which case the cost of such test shall be borne by Linn Midstream. Producer shall also have the right to witness collection of manual, continuous, and on-ling chromatograph samples and to view all results.

If, upon any test, any measuring equipment is found to be inaccurate, such inaccuracy shall be taken into account in a practical manner in computing the deliveries. If the resultant aggregate inaccuracy is not more than *** of a recording corresponding to the average hourly rate of Gas flow for the period since the last preceding test, previously calculated receipts shall be deemed accurate. All equipment shall, in any case, be adjusted at the time of test to record accurately. If, however, the resultant aggregate inaccuracy in computed measurements exceeds *** of a recording corresponding to the average hourly rate of Gas flow for the period since the last preceding test, the previous recordings of such equipment shall be corrected to zero error for any period that is known definitely or agreed upon. If the period is not known definitely or agreed upon, such correction shall be for a period extending back one-half of the time elapsed since the date of the last test.

(j)If any meter or auxiliary equipment has not yet been installed or is out of service or out of repair for a period of time so that the amount of Gas delivered cannot be ascertained or computed from the reading thereof, the Gas delivered during such period shall be estimated based on the best data available, using the first of the following methods that is feasible by: (i) using the registration of any check meter or meters, if installed and accurately registering and only after such check meter or meters has been calibrated and proven to be within *** of the actual average hourly rate of Gas flow; (ii) correcting the error if the percentage of error is ascertainable by calibration tests or mathematical calculations; (iii) estimating Gas volumes on the basis of deliveries during the preceding periods under similar conditions when the equipment was registering accurately; or (iv) other method(s) mutually acceptable to both Parties.

(k)Upon request of Producer and if EFM is installed, Linn Midstream shall provide an electronic measurement audit package that complies with API Chapter 21.1 Measurement to Producer for examination, the same to be returned within *** Days. Linn Midstream’s measurement audit package for a given accounting Month shall be deemed correct if no written objection thereto is served on either Party by the other within the two years following any Month and the same shall be retained for a two-year period.

(l)Producer may install, operate, and maintain, or cause to be installed, operated, and maintained, at its sole cost, risk, and expense, but in the same manner as is required for Linn Midstream’s equipment hereunder, check measuring and testing equipment of standard type; provided, however, that the same does not interfere with the operation of Linn Midstream’s equipment. The measurement and testing of Gas hereunder or for purposes of this Exhibit A shall, nevertheless, be effected only by Linn Midstream’s equipment, except as provided in Section 6.2(j) of this Exhibit A. Linn Midstream shall have the same rights with respect to said check metering and testing equipment of Producer as are granted to Producer with respect to Linn Midstream’s metering and testing equipment.

(m)If it is determined prior to, or as a result of, in-service tests, experience, and observation by either Producer or Linn Midstream that pulsations exist that affect the measurement accuracy, the operator of the equipment causing the pulsation agrees to install and operate mechanical dampening equipment necessary to eliminate such pulsations within *** days.

(n)If at any time during the term of this Exhibit A a new method or technique is developed with respect to Gas measurement or the determination of the factors used in such Gas measurement, such new method or technique may be substituted for the method set forth in this Section 6.2 of this Exhibit A when, upon agreement of both Parties, employing such new method or technique is advisable.

(o)	No corrections shall be made for measurement or testing inaccuracies of *** or less.

ARTICLE VII SERVICE FEES

For all Producer’s Gas received by Linn Midstream at the Receipt Point(s), net of the Gas Lift Gas, Producer shall pay Linn Midstream the Service Fees set forth on Exhibit A-4. On the first anniversary of November 1, 2015, and on each anniversary thereafter, the Service Fees set forth on Exhibit A-4 shall automatically escalate by ***%.

ARTICLE VIII QUALITY OF PRODUCER’S GAS

Section 8.1 Plant Tailgate Specifications. The Residue Gas and Plant Products at the tailgate of the Plant shall meet the minimum quality specifications of the Downstream Pipeline and downstream natural gas liquids market that are in place as of the Effective Date.

Section 8.2 Receipt Point(s) Specifications. Producer’s Gas received at each Receipt Point shall meet the following quality specifications:

***

Section 8.3 Non-Conforming Gas. If any of Producer’s Gas delivered at the Receipt Point(s) is Non-Conforming Gas, upon becoming aware of such Non-Conforming Gas, Linn Midstream may, at its option (a) continue to temporarily receive such Non-Conforming Gas, in which case Producer shall have no liability for and Linn Midstream shall indemnify and hold Producer harmless from any costs, expenses, losses, damages, and liabilities caused by Linn Midstream’s receipt of such Non-Conforming Gas into the Facilities, or (b) discontinue receipt of any or all such Non-Conforming Gas, at which point Linn Midstream will temporarily release Producer’s dedication of the affected wellbore(s) producing such Non-Conforming Gas until such time as the affected wellbore(s) are able to deliver Gas that meets the quality specifications set forth in this Exhibit A. If Linn Midstream elects to continue to receive Non-Conforming Gas, such election shall not serve as a waiver by Linn Midstream of its right to discontinue receipt of such Non-Conforming Gas at any time in the future; provided, however, that Linn Midstream shall continue to operate the Facilities as a prudent operator. Producer shall indemnify Linn Midstream for costs, expenses, losses, damages, and liabilities arising out of its delivery of Non-Conforming Gas to the Receipt Point prior to Linn Midstream’s knowledge and receipt of Linn Midstream’s written consent to continue to receive such Non-Conforming Gas. Notwithstanding any provisions herein to the contrary, if Producer’s Non-Conforming Gas is delivered into Linn Midstream’s pipeline without the prior knowledge and written consent and approval of Linn Midstream, and the quality deficiency of that Gas damages any Person’s pipeline or facilities, Producer shall indemnify Linn Midstream for damages (in proportion to the amount of Producer’s Gas delivered to Linn Midstream) caused, or to the extent contributed to by any Non-Conforming Gas delivered by Producer, including physical damage to any pipeline or facilities. Producer or Linn Midstream, as the case may be, shall immediately notify the other party upon becoming aware of Producer delivering Non-Conforming Gas to any Receipt Point.

Section 8.4 No Removal of Liquid Hydrocarbons.  Producer agrees that it shall not  utilize any method or technology whatsoever to remove any natural gas liquids from Producer’s Gas, and it shall not deliver to the Receipt Point(s) any Producer’s Gas that has had natural gas liquids removed except for any natural gas liquids in nominal amounts that may be incidentally recovered by means of conventional mechanical field separators at the wellhead, which natural gas liquids may be collected upstream of the Receipt Point(s) and shall remain property of Producer.

ARTICLE IX PLANT PRODUCTS

Section 9.1 Sale of Plant Products. Linn Midstream shall sell the Plant Products to the downstream natural gas liquids markets.

Section 9.2 Price for Plant Products.  Linn  Midstream  shall  pay to Producer each  Month the product of (i) *** percent (***%) of the gallons of the respective Plant Products allocated to Producer for such Month, multiplied by (ii) the monthly average price per gallon applicable to each such Plant Product as published by Oil Price Information Service for “Any Current Month” under the heading “Mont Belvieu Average” for Non TET price postings less the NGL Fee stated in Exhibit A-4, and any other fees or charges assessed with respect to  the Plant Products by any Person (other than Linn Midstream), including but not limited to storage, fuel and electricity fees. Producer hereby acknowledges that Linn Midstream shall be entitled to retain *** percent (***%) of the gallons of the respective Plant Products allocated to Producer for such Month, and that the value of such gallons shall be independent from and not included in the Service Fees set forth in this Exhibit. In the event such postings in the Oil Price

Information Service cease to be published without a designated replacement posting, Linn Midstream will select an alternative posting reasonably similar to the Oil Price Information Service.

ARTICLE X

DEDICATION; FACILITIES

Section 10.1Dedication.

(a)Producer, on behalf of itself and its Affiliates, hereby dedicates to this Exhibit A all of its current and future fee interests, leasehold interests and any other interests to develop oil, natural gas, natural gas liquids and any other hydrocarbons (from all production depths, zones and formations) in the geographical area designated on Exhibit A-1. The dedication set forth in this Section 10.1 of this Exhibit A constitutes a covenant running with the land and shall be binding upon and inure to the benefit of the respective Parties and their successors and assigns.

(b)Any Prior Dedicated Section will not be subject to this Exhibit A until the termination of such prior dedication thereunder.  Producer will not exercise any extensions to  any such dedications, and Producer shall deliver any and all required notices under such Prior Dedicated Section to terminate such dedication without any extension thereof. Upon the termination of any such prior dedication, a Prior Dedicated Section shall be subject to this Exhibit A.

Section 10.2Installation, Operation and Maintenance of Facilities.

(a)Subject to the provisions of Section 10.3 of this Exhibit A, Linn Midstream shall acquire, construct, install, operate and maintain, at Linn Midstream’s sole cost and expense, the Facilities, including all rights-of-way, surface rights, gathering lines, and equipment, at a sufficient capacity as may be necessary for the proper, safe and efficient operation and maintenance of the Facilities to enable such Facilities to perform the services contemplated hereunder and accept Producer’s Gas of the quality and at the pressure produced from any of Producer’s Wells, provided, however, that Linn Midstream shall not be required to take delivery of any Non-Conforming Gas. Such equipment will include valves and fittings necessary to permit Producer to make its connections to the System at the applicable Receipt Point(s) and to regulate Gas deliveries according to Linn Midstream’s requirements on Producer’s behalf. Linn Midstream shall own, operate and maintain, at its sole cost, the Facilities.

(b)If the Facilities are not at least *** percent (***%) operational during any consecutive *** month period for any reason other than Force Majeure, the then applicable gathering fee shall be reduced by $***/MMBtu until such time as the Facilities have been restored to be *** percent (***%) operational during a consecutive *** month period.

Section 10.3New Wells.

(a)Producer shall provide Linn Midstream with a Drilling Notice for any New Well not less than *** Days prior to the estimated spud date to allow Linn Midstream sufficient time to contract for services, procure equipment and materials, secure permits, rights-of-way or licenses in a commercially reasonable manner. Producer and Linn Midstream shall coordinate construction and drilling activities and schedules so as to minimize interference between construction and drilling activities.

(b)If (i) Producer has delivered a Drilling Notice for a New Well within the time period above and (ii) Linn Midstream has not connected such New Well to the System within *** Days after the completion of the New Well, then Linn Midstream shall discount the then- applicable Gathering Fee by $*** per MMBtu for all Producer’s Gas delivered to the Receipt Point for such New Well. Such discounted Gathering Fee shall apply on a Daily basis, equal to the number of Days subsequent to the date set forth in the Drilling Notice for such New Well, net of the *** Day grace period, after which Linn Midstream connects such New Well; provided, however, the discounted Gathering Fee shall not apply for greater than *** Days. If Linn Midstream is delayed in connecting such New Well to the System due to an event of Force Majeure, then Linn Midstream shall receive an extension of time to connect such New Well to the System for a period equal to that during which Linn Midstream’s activities were precluded  by such event of Force Majeure.

(c)For New Wells located within the AMI, Linn Midstream will connect the New Well to the System, unless such connection is determined to be uneconomic by Linn Midstream in its sole discretion. If Linn Midstream determines not to connect such New Well to the  System, Producer shall have the option of connecting the New Well to the System at its sole cost and expense, or Producer will be granted a release at Producer’s request of such New Well from the dedication under this Exhibit A by providing written notice to Linn Midstream. Any such release shall apply to the wellbore of the New Well, the section the wellbore is in and the surrounding eight (8) sections; provided, however, in the event such New Well is located within ***, such release shall apply to the wellbore of the New Well and the township where the wellbore is located. All other dedication under this Agreement shall survive such release.

(d)When a New Well within the AMI is connected to the System, then such new connection will be a new Receipt Point(s) and Exhibit A-2 of the Agreement shall be deemed to be automatically updated to include such new Receipt Point(s) for the purposes of this Exhibit A. Subject to a *** Day grace period after such connection, if the average monthly pressure at any Receipt Point exceeds *** Psig, Producer shall provide written notice to Linn Midstream, and Linn Midstream shall provide Producer with a plan to reduce such pressures at the affected Receipt Point to below *** Psig within *** Days of delivery of such plan. If pressures at such Receipt Point still exceed *** Psig after such sixty-day period, Linn Midstream shall discount the then-applicable Gathering Fee for the impacted Receipt Point as follows:

Pressure Range	Applicable Fee Discount
*** Psig	$***/MMBtu
*** Psig	$***/MMBtu
*** Psig	$***/MMBtu

Such discounted Gathering Fee shall apply on a Daily basis, and only for so long as the affected Receipt Point experiences pressures greater than the thresholds set forth herein. Linn Midstream will only be allowed the *** Day grace period once per calendar year for each Receipt Point.

(e)If Producer determines, after having given Linn Midstream a Drilling Notice for a New Well, that such New Well will not be completed, then Producer shall promptly notify Linn Midstream in writing. If Producer notifies Linn Midstream that a New Well will not be completed, then Producer shall reimburse Linn Midstream for the actual costs and expenses, grossed up for Taxes, if any, incurred by Linn Midstream as a result of, relating to or arising out of Linn Midstream’s attempted connection of the New Well to the System, including any actual costs or expenses associated with engineering, procurement, construction, easements, labor, equipment, and materials; provided, however, that if Linn Midstream determines that any such equipment or materials can be reused in the ordinary course of Linn Midstream’s business, then Producer shall only be obligated to reimburse Linn Midstream for any costs or expenses as a result of, relating to, or arising out of the engineering and relocation of such equipment and materials, but not for the cost of the procurement of such equipment and materials. Linn Midstream agrees to use reasonable efforts to reuse or reallocate such equipment and materials. Furthermore, Producer’s reimbursement obligation for each such New Well shall be limited to a maximum of $***.

(f)At the written request of Producer, Linn Midstream will install, own, and operate meters and other necessary facilities, pipe, and equipment to measure the gas lift gas used by Producer (such metered gas, the “Gas Lift Gas”) at any Well pad on lands within the AMI to deliver Producer’s Gas from the Well pad or, if there is insufficient Gas from the Well pad, other Gas for gas lift operations (collectively, “Gas Lift Facilities”). Each Month, the quantity of Gas Lift Gas measured at the Gas Lift Facilities shall be deducted from the quantity of Producer’s Gas delivered by Producer and measured at the Receipt Point(s) that reside on the same Well pad as the Gas Lift Facilities. At Producer’s written request, Linn Midstream will relocate the Gas Lift Facilities to another Well pad within the AMI as directed by Producer. Producer will, within thirty (30) Days of invoicing, reimburse Linn Midstream $*** for each occurrence of setting or relocating the Gas Lift Facilities. If the actual quantity of Gas Lift Gas, measured in MMBtus, measured at any Gas Lift Facilities during a Month exceeds the actual quantity of Gas, measured in MMBtus, delivered by Producer to any Receipt Point(s) upstream of such Gas Lift Facilities during the same Month (such excess, the “Gas Lift Imbalance”), then Producer shall pay to Linn Midstream a fee (the “Gas Lift Imbalance Fee”) equal to such Gas Lift Imbalance, in MMBtus, multiplied by the sum of (a) the per MMBtu price published in the Platt’s monthly Inside FERC’s Gas Market Report, as the “Index” for Henry Hub applicable to Gas delivered during such Month plus (b) *** per MMBtu.

ARTICLE XI STATEMENTS, BILLINGS AND PAYMENTS

Section 11.1 Statements. On or before the *** Day of each Month, Linn Midstream  shall deliver to Producer a statement or invoice for Producer’s Gas delivered to the Receipt Points during the preceding Month that includes (i) the actual quantity of Producer’s Gas, measured in Mcfs and MMBtus delivered to the Receipt Point(s) during the preceding Month,

(ii)Service Fees, (iii) Gas Lift Gas and Gas Lift Imbalance Fees, if any, (iv) payment for Plant Products sold, (v) applicable third-party charges and fees, including electrical costs allocated to

Producer, (vi) Fuel, and (vii) Shrinkage. Such statement shall net all amounts due between Producer and Linn Midstream under this Exhibit A during such Month. If the actual Gas, Residue Gas or Plant Products quantities are not available, the statement shall be prepared based upon estimates. Linn Midstream shall make appropriate adjustments to reflect the actual  quantity delivered on the following Month’s statement or as soon thereafter as actual delivery information is available.

Section 11.2  Payment Method.  Producer or  Linn Midstream, as applicable, shall pay  by wire transfer, check, or ACH transfer to the account or remittance address set forth herein or according to the instructions set forth in the applicable statement or invoice, the full undisputed amount payable according to such statement on or before the *** day of the Month following the Month of production. In the event of a bona fide dispute of any amounts payable under an invoice, Producer shall provide written notice to Linn Midstream of such dispute as soon as practicable, including the amount disputed and the rationale for the dispute.

Section 11.3 Taxes and Royalties. Producer shall pay or cause to be paid, and agrees to indemnify and hold Linn Midstream harmless from and against the payment of, all excise, gross production, severance, sales, occupation, and other taxes, charges, or impositions of every kind and character required by statute or any municipal or governmental authority (“Taxes”) with respect to Gas delivered by Producer hereunder prior to its delivery by Producer to Linn Midstream at the Receipt Point(s). Producer agrees to reimburse Linn Midstream upon receipt of an invoice from Linn Midstream for the full amount of any such Taxes or charges levied upon Linn Midstream. Linn Midstream shall pay or cause to be paid all Taxes, if any, imposed upon Linn Midstream for the activity of Processing Producer’s Gas after receipt of Gas at the Receipt Point(s). Producer shall pay or cause to be paid any and all sums, including, without limitation, royalties, overriding royalties, bonus payments, production payments, and the like accruing with respect to the Gas delivered to Linn Midstream by Producer hereunder.

Section 11.4 Creditworthiness. If either Party (“X”) has reasonable  grounds  for  doubting the ability of the other Party (“Y”) to perform its obligations hereunder, then X shall have the right to request and receive from Y adequate assurance of performance (“Performance Assurance”) as provided herein. Such Performance Assurance shall be due no later than ten  days after X’s written request and shall take one of the following forms: (a) an irrevocable letter of credit from an institution acceptable to X and in an amount reasonably acceptable to X; (b) a guaranty from a creditworthy party; or (c) prepayment or a deposit.

Section 11.5 Examination of Books and Records. Subject to the confidentiality  provisions set forth herein, each Party hereto, or its representative, has the right at all reasonable times to examine the books, records, EFM data, and charts of the other Party to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made hereunder. Such examinations shall be conducted at the location where the books, records, EFM data, and charts are normally located. Appropriate adjustments shall be made to any billing, invoice, or payment that is determined to be incorrect unless such billing, invoice, or payment is more than *** old and has not been noted as being under dispute within the two-year period. Any statement is final as to all Parties unless questioned within two years after payment thereof has been made.

ARTICLE XII TERM

Section 12.1 Term. This Exhibit A shall become effective as of the Effective Date and, unless terminated sooner pursuant to Section 12.2 of this Exhibit A or Section 16.2 of this Exhibit A shall remain in full force and effect until November 1, 2030 (“Primary Term”). Thereafter, this Exhibit A shall continue in full force and effect for successive periods of one year each until terminated by either Party with not less than one hundred and eighty (180) Days’ prior written notice, which notice shall specify a termination date at the end of the Primary Term or at the end of any annual term thereafter.

Section 12.2 Effect of Governmental Action. It is understood that performance by the Parties hereunder shall be subject to all valid rules and regulations of duly constituted governmental authorities having jurisdiction or control over the matters related hereto. If, at any time during the term of this Exhibit A, any governmental authority shall take any action that, with respect to or as a result of the gathering or Processing services provided for under this Exhibit A, subjects Linn Midstream or any of its Facilities to any greater or different regulation or jurisdiction than that existing on the Initial Gathering Date and materially adversely affects Linn Midstream, then upon written notice given to Producer, Linn Midstream may cancel and terminate this Exhibit A effective one day prior to the effective date of such governmental action.

ARTICLE XIII POSSESSION AND CONTROL

Producer shall be deemed to be in control and in possession of Producer’s Gas prior to such Gas being received by Linn Midstream at any Receipt Point(s) and shall be responsible for any damages, losses, or injuries caused thereby until the same shall have been received by Linn Midstream, except for injuries and damages that have been occasioned solely and proximately by the willful misconduct or gross negligence of Linn Midstream or its designee. Linn Midstream shall be in control and in possession of Producer’s Gas and all Residue Gas and Plant Products attributable to Producer’s Gas from and after such Producer’s Gas, Residue Gas, or Plant Products are received by Linn Midstream at the applicable Receipt Point(s) and shall be responsible for any damages, losses, or injuries caused thereby, except for injuries and damages that have been occasioned solely and proximately by the willful misconduct or gross negligence of any party downstream of the Plant tailgate.

ARTICLE XIV REPRESENTATIONS AND WARRANTIES

Section 14.1 Representations and Warranties of Producer. Producer represents and warrants that:

(a)it has the right to process Producer’s Gas and has title to all of the Plant Products contained in Producer’s Gas delivered pursuant to this Exhibit A;

(b)all royalties, Taxes, license fees, or other charges on Producer’s Gas, Residue Gas, and Plant Products have been or shall be paid when due;

(c)it has the right to deliver Producer’s Gas to the Receipt Point(s) for the services to be provided pursuant to this Exhibit A;

(d)it has all requisite authority to perform its obligations under this Exhibit A, that this Exhibit A shall not violate, nor be in conflict with, any provision of its charter, bylaws, or any material agreement, and that the performance of this Exhibit A has been duly and validly authorized by all requisite action on its part; and

(e)the Agreement has been duly executed and delivered by Producer, currently constitutes a valid and binding obligation of Producer, and no consent or approval of any third party or other person or entity is necessary with respect to such execution and delivery, or to make this Agreement fully effective and binding upon Producer.

Section 14.2 Representations and Warranties of Linn Midstream. Linn Midstream represents and warrants that:

(a)it has all requisite authority to perform its obligations under this Exhibit A, that this Exhibit A does not violate, and is not in conflict with, any provision of its certificate of formation or its limited liability company agreement, and that the performance of this Exhibit A has been duly and validly authorized by all requisite action on its part; and

(b)the Agreement has been duly executed and delivered by Linn Midstream, currently constitutes a valid and binding obligation of Linn Midstream, and no consent or approval of any third party or other person or entity is necessary with respect to such execution and delivery, or to make this Agreement fully effective and binding upon Linn Midstream.

Section 14.3 Producer’s Indemnification.  Producer shall  indemnify Linn  Midstream  and hold Linn Midstream harmless from all suits, actions, debts, accounts, damages, liabilities, costs, losses, and expenses (including reasonable attorneys’ fees) arising from or out of (a) any misrepresentations or breach of warranty made by Producer contained in this Exhibit A (b) any direct damage caused to Facilities resulting from delivery of Non-Conforming Gas at the Receipt Point(s), (c) any loss of Producer’s Gas at and upstream of the Receipt Point(s), and (d) any liability for Taxes and/or royalties related to Producer’s Gas.

Section 14.4 Linn Midstream’s Indemnification. Linn Midstream shall indemnify Producer and hold Producer harmless from all suits, actions, debts, accounts, damages, liabilities, costs, losses, and expenses (including reasonable attorneys’ fees) arising from, or out of (a) any misrepresentations or breach of warranty made by Linn Midstream contained in this Exhibit A,

(b)any direct damage caused to Producer by the construction and operation of the System and the Plant (excluding any amounts due under this Agreement), and (c) any loss of Producer’s Gas (other than Producer’s share of Fuel and Shrinkage) after Linn Midstream’s receipt of Producer’s Gas at the Receipt Point(s) and prior to Linn Midstream’s delivery of Producer’s Residue Gas into the Downstream Pipeline(s) and delivery of Plant Products at the tailgate of the Plant.

Section 14.5 Indemnity Procedure. The Party seeking indemnity shall promptly notify  the other Party in writing of any such suits, actions, debts, accounts, damages, liabilities, costs, losses, or expenses for which this indemnity shall apply.

ARTICLE XV FORCE MAJEURE

Section 15.1 Excused Performance. A Party shall not be responsible or liable for or deemed in breach of the Agreement (or any of the exhibits attached thereto) for any delay or failure in the performance of its obligations under this Exhibit A to the extent such performance is prevented or delayed by a Force Majeure; provided, however, that: (a) the affected Party gives the other Party reasonable notice describing the particulars of the Force Majeure and the proposed cure; (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure; (c) the affected Party uses commercially reasonable efforts to remedy its inability to perform its obligations under this Exhibit A; and (d) when the affected Party has knowledge that it shall be able to resume performance of its obligations under this Exhibit A, that Party shall give the other Party prompt written notice of the expected date of resumption of performance. Notwithstanding the foregoing, the existence of a Force Majeure shall not relieve any Party (x) from payment of amounts due under this Exhibit A or (y) of any other obligation under this Exhibit A, to the extent that performance of such other obligation is not precluded by such Force Majeure.

Section 15.2 Events Constituting Force Majeure.  “Force Majeure” means acts, events, or circumstances not the fault of or reasonably within the control of the Party claiming suspension, and the effects of which such Party is unable, wholly or in part, to prevent or overcome by the exercise of prudent industry practices, including the following events: (a) acts of God or the public enemy, civil unrest, criminal activity, restraints of the government (either federal, state, or military), acts of terrorism, wars, riots, epidemics, or insurrections; (b) the elements (including storms, lightning, landslides, hurricanes, floods, earthquakes, tornados, freezing of wells or lines of pipe, and threats of any of the forgoing); (c) fire, accidents, or breakdowns; (d) strikes and any other industrial, civil, or public disturbance; (e) partial or entire failure of upstream or downstream pipelines, processing or natural gas liquid transporters to install facilities or to take or transport gas or Plant Products; (f) accidents, mechanical failure, repairs, maintenance, or alteration to lines of pipe or Plant or System equipment; (g) inability or delay to obtain rights-of-way, easements, or property rights for the construction or operation of any necessary facilities; (h) inability or delay to obtain materials, supplies, permits, or labor; (i) temporary failure of gas supply; (j) failure of Downstream Pipelines to adhere to contractual commitments to either Party.

Section 15.3 Labor Matters. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

ARTICLE XVI DEFAULT AND REMEDIES

Section 16.1 Events of Default. Each of the following shall constitute an “Event of Default” in respect of a Party (the “Defaulting Party”) under this Exhibit A:

(a)failure by the Defaulting Party to pay when due any payment owed under this Exhibit A, which failure continues for a period of *** Days following the notice thereof from the other Party (the “Non-Defaulting Party”), provided the payment is not the subject of a good faith dispute;

(b)failure by the Defaulting Party to perform any other material obligations or covenants under this Exhibit A which failure continues for a period of *** Days following notice thereof from the Non-Defaulting Party, provided, however, that if such failure is capable of being remedied within such *** period and the Defaulting Party is proceeding with diligence and in good faith to remedy such failure, then the time within which such failure may be remedied shall be extended for an additional *** Days or as otherwise agreed by the Parties;

(c)any representation or warranty herein made by the Defaulting Party shall have been false when made;

(d)(i) a receiver, liquidator, or trustee of the Defaulting Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator, or trustee shall not have been discharged within *** Days or by decree of such court, (ii) such Defaulting Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of *** Days after the entry thereof, or (iii) a petition to declare bankrupt or to reorganize such Defaulting Party pursuant to any of the applicable bankruptcy law shall be filed against such Defaulting Party and shall not be dismissed within *** Days after such filing; or

(e)a Defaulting Party shall (i) file a voluntary petition in bankruptcy under applicable bankruptcy law, (ii) consent to the filing of any bankruptcy or reorganization petition against it under any bankruptcy law, (iii) file a petition, answer, or consent seeking relief or assisting in seeking relief in a bankruptcy under any bankruptcy law, (iv) consent to the filing of any bankruptcy or reorganization petition against it under any bankruptcy law, (v) file a petition, answer, or consent seeking relief or assisting in seeking relief in a proceeding under any bankruptcy law, or an answer admitting the material allegations of a petition filed against it in such a proceeding, (vi) make an assignment for the benefit of its creditors, (vii) admit in writing its inability to pay its debts generally as they become due, or (viii) consent to the appointment of a receiver, trustee, or liquidator of it or of all or any part of its property.

Section 16.2 Remedies. Upon an Event of Default, the Non-Defaulting Party may terminate the Agreement with respect to the terms, conditions and rights and obligations of the Parties to the extent such relating to this Exhibit A and Exhibits A-1 through A-5 (inclusive) and exercise all of its rights and remedies in equity or at law. In addition to all its other rights and remedies, a Non-Defaulting Party shall be entitled to set off amounts due and payable to the Defaulting Party against amounts owed by the Defaulting Party under this Exhibit A.

ARTICLE XVII RIGHTS-OF-WAY

To the maximum extent that it may contractually or lawfully do so, Producer hereby grants to Linn Midstream such rights as it may have of ingress and egress upon all lands owned or controlled by Producer (“Producer’s Land”) for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting, and removing the Facilities or any component part thereof that are used or useful in the performance of this Exhibit A. Any property of Linn Midstream placed in or upon Producer’s Land shall remain the personal property of Linn Midstream and, subject to the terms of this Exhibit A, may upon prior notice to Producer during normal business hours, be disconnected and removed by Linn Midstream at any time for any reason. Producer shall maintain, at its sole expense, easements, rights-of-way, lease roads, and other access facilities upon Producer’s Land as may reasonably be deemed necessary by Linn Midstream for its performance of this Exhibit A. Linn Midstream shall indemnify and hold Producer harmless for any injury or damage caused to Producer’s Lands as a result of Linn Midstream exercising its rights under this Article XVII of this Exhibit A and shall restore Producer’s Lands to substantially the same condition immediately prior to conducting any surface disturbing activities.

EXHIBIT A-1 CONTRACT AREA A-1

This Exhibit A-1 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Legend
CITIZEN ENERGY DEDICATION (AMI)
Section
Township
County
Kingfisher
Logan
Lincoln
Canadian
Oklahoma
Cleveland
Caddo
McClain
Grady
CITIZEN ENERGY AMI
Date: 9/14/2015
Area: TOM-STACK
TALL OAK
MIDSTREAM

AMI
Section	Township	Range	County, State
1-36	6-14N	3-9W	Canadian, Oklahoma, Caddo, Grady, McClain & Cleveland Counties in Oklahoma

Exhibit A-1-1

EXHIBIT A-2 RECEIPT POINTS

This Exhibit A-2 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Receipt Point Name	Meter Number	Well Name	WH Deliv	CDP	Gas Lift Meter Number	Receipt Point Location
HinParr 31-6-10-5 1XH	CTP00003	HinParr #31-6-10-5 #1XH	X		CTP00013	31-10N-05W, Grady, OK
Jackson 25-24-10-6 1XH	CTP00004	Jackson 25-24-10-6 1XH	X		CTP00016	25-10N-06W Grady, OK	&	24-10N-06W;
Langston 13-24-9-6 1XH	CTP00005	Langston 13-24-9-6 1XH	X		CTP00015	13-09N-06W Grady, OK	&	24-09N-06W;
McNeff 22-10-5 1H	CTP00006	McNeff 22-10-5 1H	X		CTP00014	22-10N-0W; Grady, OK
Braum 10-6 1XH	CTP00007	Braum 33-4-10-6 1XH		X	CTP00012
		Braum 28-21-10-6 1XH		X
Anderson 1H-33/2H-28	CTP00008	Anderson #1H-33		X
		Anderson #1H-28		X
Hardesty 1H/2H-22	CTP00009	Hardesty 1H		X
		Hardesty 2H		X
Huffman 1H/2H-30-19	CTP00010	Huffman 1H-30-19		X		19-10N-05W; Grady, OK
		Huffman 2H-30-19		X
Doris 12-13-10-6 2XH	CTP00017	Doris 12-13-10-6 2XH	X			12-10N-06W Grady, OK	&	13-10N-06W;
Dream Cooler 13-12-10-6 2XH	CTP00019	Dream Cooler 13-12-10-6 2XH				13-10N-06W & 12-10N-06W
Rikella 1H/2H-16-9/3H-21	CTP00020	Rikella 1H-16-9		X		16-10N-05W; Canadian, OK
		Rikella 2H-16-9		X
		Rikella 3H-21		X
Skaggs 1H-4/1H-5	CTP000_	Skaggs 1H-4		X
		Skaggs 1H-5		X

Exhibit A-2-1

EXHIBIT A-3

PLANT ACCOUNTING PROCEDURE

This Exhibit A-3 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

I.	General Provisions

A.Gas Gathering and Processing Agreement. All references to the “Agreement” shall mean the Amended and Restated Gas Gathering and Processing Agreement to which this Exhibit A-3 is attached, to the extent the terms and conditions of Exhibit A apply with respect thereto.

B.Definitions. Terms used in this Exhibit A-3 shall have the same meanings as defined in Exhibit A. The following terms shall have the meaning set forth below:

“Btu/Gallon Liquid Ratio Factor” means the number of Btus contained in one gallon of any component of the Plant Products measured at 60° Fahrenheit. The numerical values of such ratio for each component shall be the numerical values shown as fuel as ideal gas in the GPA Standard 2145-2000, as amended from time to time.

C.Standard Reporting. For purposes of this Exhibit A-3, all references to volumes shall mean volumes in Mcfs.

D.Plant Products. The Plant Products components of ethane, propane, iso-butane, normal butane, and natural gasoline (sometimes known as “Pentane plus (+)”) shall be allocated to Producer in the manner provided herein from the Plant Products recovered in the Plant. For brevity purposes, iso-butane and normal butane shall both be referred to as just “butane” in this Exhibit A-3.

II.	Basis for Allocations

A.Sampling and Analysis of Inlet Streams and Commingled Residue Gas Stream. Linn Midstream or its designee shall determine the analysis of Producer’s Gas by taking sample(s) (as set forth in Article VI of Exhibit A) at the Receipt Point(s) as frequently as deemed necessary, but not less frequently than once every thirteen (13) Months.

Alternatively, Linn Midstream or its designee may, at its sole option, install, maintain, and operate a continuous gas sampler to sample Producer’s Gas at said Receipt Point(s). Determination by a continuous gas sampler shall become effective the first Day of the Month in which the gas sample was collected. Spot sample determinations shall become effective the first Day of the Month following the determination, unless such spot sample is the first sample taken from such Receipt Point(s), and then such spot sample shall become effective immediately and shall remain effective until the next subsequent determination. Linn Midstream or its designee shall analyze, or shall cause to be analyzed at a reputable third party commercial laboratory, the gas samples of Producer’s Gas at the Receipt Point(s). The resulting analyses shall indicate the Btu content of Producer’s Gas and shall further indicate the gallons of Plant Products per Mcf

Exhibit A-3-1

(“GPM”) contained in such samples. Notwithstanding the above, if there are any discrepancies between this Section II.A. of this Exhibit A-3 and Article VI of Exhibit A, it is understood that Article VI of Exhibit A shall prevail.

B.Calculation of Theoretical Gallons of Plant Products. The volume of Producer’s Gas received and/or metered at the Receipt Point(s) during a Month, less Fuel, shall be multiplied by the GPM of Plant Products contained therein at the Receipt Points (determined as provided in Section II.A. of this Exhibit A-3) to determine the total theoretical gallons of Plant Products respectively, contained in such volumes of Producer’s Gas. In the event that any Producer’s Gas is bypassed around the Plant without Processing, all references to volumes of Producer’s Gas for purpose of calculating theoretical gallons of Plant Products in Producer’s Gas shall mean the volume of Producer’s Gas received and/or metered at the at the Receipt Point(s) less Fuel minus the volume of Producer’s Gas that was bypassed.

C.Calculation of Theoretical MMBtus Delivered to the Plant. The volume of Producer’s Gas metered at the Receipt Point(s) during a Month, less Fuel, shall be multiplied by the Btu of such Producer’s Gas, determined as provided in Section II.A. of this Exhibit A-3, to arrive at the total theoretical MMBtus contained in Producer’s Gas.

III.	Plant Product Recovery Percentages

Plant Product recovery percentages shall be determined in accordance with Exhibit A; provided, however, that during any time when the Fixed Recovery Percentage(s) are not achieved due to

(a)an event of Force Majeure, (b) planned maintenance, or (c) less than 35 MMcf of Gas being delivered from all sources to the Plant per Day, Linn Midstream shall have the option to apply the actual recoveries of the Plant.

IV.	Determination of Plant Products

Except as otherwise provided in Section III of this Exhibit A-3, during periods when Fixed Recovery Percentages apply, the total theoretical gallons of each Plant Product contained in Producer’s Gas (determined as provided in Section II.B. of this Exhibit A-3) shall be multiplied by the Fixed Recovery Percentage of each product set forth in Section 5.2 of Exhibit A to determine the allocation of each Plant Product to Producer’s Gas.

V.	Determination of Shrinkage

A.MMBtu Content of the Plant Products. The MMBtus removed from Producer’s Gas as separate Plant Products during each Month shall be determined by multiplying the number of gallons of each Plant Product, respectively, produced during such Month from Producer’s Gas, determined as provided in Section IV of this Exhibit A-3, by the Btu/Gallon Liquid Ratio Factor (determined as provided in Section I.B. of this Exhibit A-3), as applicable for each component, in effect for such Month.

B.Total MMBtus Removed from Producer’s Gas. The total MMBtus removed from Producer’s Gas as Plant Products during each Month shall equal the sum of the MMBtus removed from Producer’s Gas as Plant Products, determined as provided in Section V.A. of this Exhibit A-3.

Exhibit A-3-2

VI.	Determination of the Residue Gas Delivered to the Downstream Pipeline

The MMBtus allocable to Producer as Residue Gas shall be determined by subtracting (i) the sum of the MMBtus allocable to Producer’s Gas as Shrinkage determined as provided in Section

V. of this Exhibit A-3) plus the MMBtus allocable to Producer’s Gas as Fuel from (ii) the sum of the theoretical MMBtus in Producer’s Gas (determined as provided in Section II.C. of this Exhibit A-3) during the Month.

Exhibit A-3-3

EXHIBIT A-4 SERVICE FEES

This Exhibit A-4 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Gathering, Compression and Processing Fee	$***/Receipt Point MMBtu
NGL Fee	$***/gallon
Low Meter Fee	$*** per Receipt Point to which less than *** Mcf of Gas is delivered for the applicable Month

Exhibit A-4-1

EXHIBIT A-5 PREEXISTING DEDICATIONS

This Exhibit A-5 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Prior Dedicated Sections:

The sections, if any, dedicated under the following agreements:

Linn K#	Counter party K#	Contract Type	Linn Entity		Counterparty
224G	10-0009	Gas Purchase and Sale Agreement	Linn LLC	Energy Holdings,	CimarexEnergy Company
1244G		Gas Purchase Contract	LINN LLC	OPERATING,	Continuum Midstream, L.L.C.
TBD	EDM 1776-00*	Gas Purchase Contract	Linn Energy Holdings, LLC		DCP LLC	Midstream
TBD	EDM 0768-00A	Gas Purchase Contract	Linn Energy Holdings, LLC		DCP LLC	Midstream
TBD	EDM 1971-00*	Gas Purchase Contract	Linn Energy Holdings, LLC		DCP LLC	Midstream
TBD	OKR 1306- PUR	Gas Purchase Contract	Linn Energy Holdings, LLC		DCP LLC	Midstream
TBD	OKR 1320- PUR	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
TBD	14812	Gas Purchase Contract	Linn Energy Holdings, LLC		DCP LLC	Midstream
1106G	CHI 0580-000	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
TBD	EDM 1026-00A	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
TBD	EDM 0012- PUR	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
TBD	OKR 0534-00*	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
TBD	EDM 2022-00*	Gas Purchase Contract	LINN LLC	OPERATING,	DCP LLC	Midstream
1111G	OKR 0734-00*	Gas Purchase Contract	LINN LLC	OPERATING,	DCPOperating Company LP
113G	EDM 1544-00A	Gas Purchase Contract	LINN ENERGY MID- CONT.HOLDINGS,		DCPOperating Company LP

Exhibit A-5-1

Linn K#	Counter party K#	Contract Type		Linn Entity		Counterparty
LLC
1163G	SHOP 00015	GasPurchaseand Processing Agreement		LINN LLC	OPERATING,	DCPOperating Company LP
1283G	OKR 0933-000	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
1295G	OKR 0705-00*	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
181G	OKR 1196-000	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
212G	EDM 2049-00*	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
219G	15233	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
278G	16704	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
29G	SHOP 00007	GasPurchaseand Processing Agreement		LINN LLC	OPERATING,	DCPOperating Company LP
518G	CIM 0917-00*	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
53G	15631	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
574G	OKR 0278-00	Gas Agreement	Purchase	LINN LLC	OPERATING,	DCPOperating Company LP
68G	15577	Gas Agreement	Purchase	LINN LLC	OPERATING,	DCPOperating Company LP
76G	15455	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
775G	EDM 2027-00*	Gas Agreement	Purchase	LINN LLC	OPERATING,	DCPOperating Company LP
783G	15676	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
784G	OKR 1197-000	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
785G	OKR 0150-00*	Gas Purchase Contract		LINN LLC	OPERATING,	DCPOperating Company LP
1599G		GasGathering, Processing and Purchase Agreement		LINN LLC	OPERATING,	EnLink Oklahoma GasProcessing, LP
419G	6083-00	Gas Purchase Contract		LINN LLC	OPERATING,	ETC Services LLC	Field
CTPr-1	CTPr-1	Gas Agreement	Processing	Linn Energy Holdings, LLC		LinnMidstream, LLC
1158G	026770B	Gas Purchase Contract		LINN LLC	OPERATING,	Mustang Products Inc.	Gas

Exhibit A-5- 2

Linn K#	Counter party K#	Contract Type	Linn Entity	Counterparty
1411G	495152	GasPurchase Agreement	LINNOPERATING, LLC	MustangGas Products Inc.
184G	4002775	Gas Purchase Contract	LINNOPERATING, LLC	MustangGas Products Inc.
250G	8928NG D	GasPurchase Agreement	LINNOPERATING, LLC	MustangGas Products Inc.
254G	51013	GasPurchase Agreement	LINNOPERATING, LLC	MustangGas Products Inc.
256G	51008	Gas Purchase Contract	LINNOPERATING, LLC	MustangGas Products Inc.
257G	51009	GasPurchase Agreement	LINNOPERATING, LLC	MustangGas Products Inc.
63G	9518CD	GasPurchase Agreement	LINNOPERATING, LLC	MustangGas Products Inc.
828G	9845CD	CasingheadGas Contract	LINNOPERATING, LLC	MustangGas Products Inc.
KF- 1280G	495103	GasPurchase Agreement	LINN ENERGY MID- CONT.HOLDINGS, LLC	MustangGas Products Inc.
1515G	1293000	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
1516G	1298000	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
1517G	2026000	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
236G	1297000	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
237G	755000	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
507G	2058001	Gas Purchase Contract	LINNOPERATING, LLC	OneokField Services LLC
1140G	ET-P5	GasPurchase Agreement	LINNOPERATING, LLC	SuperiorPipeline Company
1141G	ET-P4	Gas Purchase Contract	LINNOPERATING, LLC	SuperiorPipeline Company
1144G	CASH-P5	Gas Purchase Contract	LINNOPERATING, LLC	SuperiorPipeline Company
1145G	MINCO P18	Gas Purchase Contract	LINNOPERATING, LLC	SuperiorPipeline Company
1442G	311680	GasPurchase Agreement	LINNOPERATING, LLC	Targa Pipeline Mid Continent LLC

Exhibit A-5- 3

Exhibit B and Exhibits B-1 through B-5

See attached.

EXHIBIT B

AMENDED AND RESTATED GAS GATHERING AND PROCESSING AGREEMENT

Terms and Conditions

This Exhibit B is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

EXHIBIT B - TABLE OF CONTENTS

I.	CONSIDERATION	2
II.	TERM	2
III.	DEFINITIONS	2
IV.	QUANTITY AND DELIVERY	6
V.	DEDICATION AND CONNECTION OF WELLS	7
VI.	[Intentionally Blank]	11
VII.	RESIDUE GAS AND NGL DISPOSITION	11
VIII.	QUALITY OF DELIVERED GAS	12
IX.	ETHANE RECOVERY/REJECTION	12
X.	DELIVERY PRESSURE, FACILITIES AND ALTERATIONS	13
XI.	PAYMENT, EXAMINATION, INDEMNIFICATION, SUSPENSION, AND DEDUCTIONS	13
XII.	WARRANTY AND EASEMENTS	15
XIII.	[Reserved]	16
XIV.	INDEMNITY, INTERRUPTION, FORCE MAJEURE, AND UNECONOMIC OPERATION OF FACILITIES
XV.	ROYALTY AND TAXES	18
XVI.	MEASUREMENT OF GAS VOLUME AND TESTING	19

Exhibit B-1

I.	CONSIDERATION
1.1

Total Consideration. As total and complete consideration for the purchase of (and performance by Linn Midstream of the services described herein with respect to) the Committed Gas hereunder, Linn Midstream shall pay Producer each Month during the Term of this Exhibit B an amount equal to the Contract Amount to be calculated in accordance with the provisions described in Exhibit B-2 attached hereto and made a part hereof.

1.2

Consideration for all Components. Producer acknowledges and agrees that the consideration paid by Linn Midstream hereunder shall constitute compensation in full to Producer for its sale, assignment, transfer, and conveyance of (and performance by Linn Midstream of the services described herein with respect to the Committed Gas purchased hereunder) the Committed Gas, including all liquefiable hydrocarbons contained therein.

II.	TERM

2.1 Term. This Exhibit B shall be effective as of the Effective Date, and shall continue for a primary  term ending on December 22, 2031 (the “Primary Term”), and, thereafter, shall continue Year to Year unless either Party gives the other Party written notice, at least one hundred eighty (180) Days prior to the expiration of the Primary or successor Term, of its election to terminate this Exhibit B.

III.	DEFINITIONS AND SECTION REFERENCES
3.1	For the purpose of this Exhibit B, unless the context clearly indicates otherwise, the following definitions shall be applicable:

3.1.1	AAA and AAA Rules shall have the meanings set forth in Section 18.1.2 to this Exhibit B.

3.1.2	AGA shall mean the American Gas Association.

3.1.3	Agreement shall mean the main body of the Amended and Restated Gas Gathering and Processing Agreement to which this Exhibit is attached.

3.1.4	Alternative Arrangements shall have the meaning set forth in Section 4.3 to this Exhibit B.

3.1.5	API shall mean the American Petroleum Institute.

3.1.6

BTU (British Thermal Unit) shall mean the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5º) Fahrenheit to fifty-nine and five-tenths degrees (59.5º) Fahrenheit at

14.65 psia.

3.1.7	BTU Per Gallon shall mean the BTU per gallon values assigned to the various hydrocarbon components using as a base those values set forth in the most current GPA Publication 2145.

3.1.8	Business Day shall mean any Day except Saturday, Sunday or Federal Reserve Bank holidays.

3.1.9	Bypass Gas shall have the meaning set forth in Section 10.5 to this Exhibit B.

Exhibit B-2

3.1.10	Claimant shall have the meaning set forth in Section 18.1.2 to this Exhibit B.

3.1.11	Claims shall have the meaning set forth in Section 14.1 to this Exhibit B.

3.1.12	Committed Gas shall have the meaning set forth in Section 5.1.1 to this Exhibit B.

3.1.13	Connection Extension shall have the meaning set forth in Section 5.2.1 to this Exhibit B.

3.1.14	Connection Request shall have the meaning set forth in Section 5.2.2 to this Exhibit B.

3.1.15	Contract Amount shall have the meaning set forth in Section 1 of Exhibit B-2 hereto.

3.1.16	***

3.1.17

Cubic Foot of Gas for the purpose of measurement of the Gas received hereunder shall mean the amount of Gas necessary to fill one (1) cubic foot of space at a base pressure of fourteen and sixty-five hundredths (14.65) psia, and at a base temperature of sixty degrees (60°) Fahrenheit, and shall be the volume unit of measurement.

3.1.18	Day shall mean a calendar day. For measurement purposes described herein, a Day shall begin with the hour that is the then-beginning hour that is the standard practice of Linn Midstream.

3.1.19	Dedicated Area shall mean the area indicated in, and as shown on the map included in Exhibit B-1 hereto.

3.1.20	Dedicated Interests shall have the meaning set forth in Section 5.1.1 to this Exhibit B.

3.1.21	Dehydration Equipment shall mean that equipment that removes water and water vapor from the Gas or NGLs, such as with the use of glycol, methanol, molecular sieves, etc.

3.1.22	Drilling Schedule shall have the meaning set forth in Section 4.2 to this Exhibit B.

3.1.23	Drip Liquids shall mean those hydrocarbon liquids and other products that condense from the Gas in the Facilities from the Receipt Points to the inlet of the Plant(s) inlet(s).

3.1.24	Effective Date shall have the meaning set forth in the Agreement.

3.1.25

Facilities shall mean the pipeline systems owned by or otherwise contracted for by Linn Midstream, including pipelines and other appurtenant facilities, as same now exist or may hereafter be modified, extended or expanded, which enable Linn Midstream to receive the Committed Gas hereunder as well as Gas from other suppliers.

3.1.26	Field Fuel shall have the meaning set forth in Section 4(b) of Exhibit B-2 hereto.

3.1.27	Field L&U shall have the meaning set forth in Section 4(c) of Exhibit B-2 hereto.

3.1.28	Force Majeure shall have the meaning set forth in Section 14.3 to this Exhibit B.

3.1.29	Gas shall mean natural gas as produced in its natural state.

3.1.30	Gas Lift Facility(ies) shall have the meaning set forth in Section 5.1.3.e to this Exhibit B.

Exhibit B-3

3.1.31	Gas Lift Gas shall have the meaning set forth in Section 5.1.3.e to this Exhibit B.

3.1.32	Gas Lift Imbalance shall have the meaning set forth in Section 5.1.3.e to this Exhibit B.

3.1.33	G&P Acceptance shall have the meaning set forth in Section 5.1.1 to this Exhibit B.

3.1.34	G&P Notice shall have the meaning set forth in Section 5.1.1 to this Exhibit B.

3.1.35

Gross Heating Value of the Gas shall mean the total or gross BTU’s produced by the complete combustion of one (1.0) Cubic Foot of Gas, at a temperature of sixty degrees (60°) Fahrenheit and under a pressure of fourteen and sixty-five hundredths (14.65) psia with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperatures of the Gas and air, and when the water formed by such combustion is condensed to a liquid state at the initial temperature of the Gas.

3.1.36

Lease, Leases, Land, and Lands are used herein interchangeably, for editorial convenience, and each such term where used shall mean the Dedicated Area and/or the Dedicated Interests committed under this Exhibit pursuant to Article V of this Exhibit B.

3.1.37	Linn Midstream shall have the meaning set forth in the Preamble.

3.1.38	LINN MIDSTREAM INDEMNITY GROUP shall have the meaning set forth in Section 14.1 to this Exhibit B.

3.1.39	Linn Midstream’s Plant shall mean those Plants owned by Linn Midstream.

3.1.40	MAOP shall mean the maximum allowable operating pressure of a pipeline.

3.1.41	MCF shall mean one thousand (1,000) Cubic Feet of Gas.

3.1.42	MMBTU shall mean one million (1,000,000) British Thermal Units.

3.1.43	MMCF shall mean one million (1,000,000) Cubic Feet of Gas.

3.1.44

Month shall mean that period beginning on the first Day of a calendar month, and ending on the first Day of the following calendar month, except that the first Month shall commence on the Day of initial receipt of Gas hereunder and shall end on the first Day of the following Month.

3.1.45

Natural Gas Liquids or NGLs shall mean those liquid hydrocarbons extracted by Processing from Gas, including, without limitation, incidental methane and ethane, propane, iso-butane, normal butane, natural gasoline and other miscellaneous liquids that become associated with the NGLs.

3.1.46	NGL Market Price shall have the meaning set forth in Section 2(a)(i) of Exhibit B-2.

3.1.47	NGL Settlement Amount shall have the meaning set forth in Section 2(a) of Exhibit B- 2.

3.1.48	NGL Settlement Percent shall have the meaning set forth in Section 2(a)(ii) of Exhibit B-2.

Exhibit B-4

3.1.49

NGL Shrinkage for each Receipt Point shall be the MMBTU determined by multiplying the Plant Inlet Volume times (i) the Theoretical Gallons for each NGL product times (ii) the Recovery Factor for that NGL product times (iii) the BTU Per Gallon factor for that NGL product.

3.1.50	NGL Volume shall have the meaning set forth in Section 2(a)(iii) of Exhibit B-2.

3.1.51	Non-Operated Well shall have the meaning set forth in Section 5.2.3 to this Exhibit B.

3.1.52	Non-Operated Well Connection Request shall have the meaning set forth in Section

5.2.3 to this Exhibit B.

3.1.53	Operated Well shall have the meaning set forth in Section 5.2.2 to this Exhibit B.

3.1.54	Original Effective Date means January 1, 2016.

3.1.55	Plant Fuel shall have the meaning set forth in Section 4(a) of Exhibit B-2.

3.1.56

Plant Inlet Volume shall be the volume, for each Receipt Point, equal to the MCF of Gas attributable to such Receipt Point determined by subtracting from the volume received at such Receipt Point the Field Fuel and Field L&U applicable to such volume.

3.1.57	Primary Term shall have the meaning set forth in Section 2.1 to this Exhibit B.

3.1.58

Processing shall mean the extraction of NGLs from Gas through equipment specifically intended to extract NGLs from the Gas such as turboexpander (cryogenic), refrigeration, refrigerated lean oil absorption, ambient oil absorption, Joule Thompson or similar processes.

3.1.59	Processing and Gathering Amount shall have the meaning set forth in Section 6 of Exhibit B-2.

3.1.60	Processing and Gathering Fee shall have the meaning set forth in Section 6 of Exhibit B-2.

3.1.61	Producer shall have the meaning set forth in the Preamble.

3.1.62	PRODUCER GROUP shall have the meaning set forth in Section 5.1.1 to this Exhibit B.

3.1.63	PRODUCER INDEMNITY GROUP shall have the meaning set forth in Section 14.1 to this Exhibit B.

3.1.64	Production Month shall have the meaning set forth in Section 11.1 to this Exhibit B hereto.

3.1.65	Psia shall mean pounds per square inch absolute.

3.1.66	Psig shall mean pounds per square inch gauge.

3.1.67	Receipt Point(s) shall mean the inlet flange of the pipeline measurement facilities installed on the well pad at a location specified by Producer for the Well(s) to take

Exhibit B-5

delivery of Gas from the Wells as more fully provided in Section 5.2.1 to this Exhibit B. As such Receipt Points are installed, they shall be added to Exhibit B-3.

3.1.68	Residue Gas shall mean the total Gas available for sale at the tailgate of any Plant.

3.1.69	Residue Gas Market Price shall have the meaning set forth in Section 3(a) of Exhibit B- 2.

3.1.70	Residue Gas Volume for each Receipt Point shall have the meaning set forth in Section 3(c) of Exhibit B-2.

3.1.71	Residue Settlement Amount shall have the meaning set forth in Section 3 of Exhibit B- 2.

3.1.72	Residue Settlement Percent shall have the meaning set forth in Section 3(b) of Exhibit B-2.

3.1.73	Respondent shall have the meaning set forth in Section 18.1.2(b) to this Exhibit B.

3.1.74	Square Root Error or SRE shall have the meaning set forth in Section 16.6 to this Exhibit B.

3.1.75	Theoretical Gallons shall mean the gallons per MCF of each NGL product in the Committed Gas as measured at each Receipt Point.

3.1.76	WAP shall have the meaning set forth in Section 3(a) of Exhibit B-2.

3.1.77

Well(s) shall mean any well(s), the production from which is(are) dedicated under and committed to the Agreement pursuant to the terms of Article V of this Exhibit B (and the other terms and provisions of this Exhibit B).

3.1.78	Year shall mean any period of twelve (12) consecutive Months.

In addition to the foregoing definitions, when used in this Exhibit B with respect to Producer, “affiliate” shall mean any subsidiaries of Linn Energy Holdings, LLC but no other person or entity.

IV.	QUANTITY AND DELIVERY
4.1

Quantity. Subject to the terms and conditions contained in this Exhibit B and, to the extent applicable, the Agreement, Producer agrees to sell and deliver to Linn Midstream the Committed Gas during the Term of this Exhibit B.

4.2

Drilling Schedule. Producer shall provide Linn Midstream with quarterly updates of its drilling schedule including the aggregate production forecasts by section of land (“Drilling Schedule”). The Drilling Schedule shall show the planned timing of drilling activity for the next *** Months, the projected spud and first flow dates, and Producer’s most accurate and good faith expected flow rates by well, pad and section. Within *** Days after the receipt of the Drilling Schedule, Linn Midstream will provide Producer with projected in-service dates for each pad and/or well shown on the Drilling Schedule. For any pad and/or well which Linn Midstream projects it will not be ready to accept Gas by Producer’s estimated first flow dates, Linn Midstream will detail the reason for delay and potential activity required to be able to accept Gas on Producer’s estimated first flow date. Producer will consider, in its sole discretion, the

Exhibit B-6

alteration of the drilling and/or completion schedule as required to accommodate Linn Midstream potential delays.

4.3

Obligation to Take. Linn Midstream shall be obligated to use reasonable commercial efforts to purchase and receive from Producer all of the Committed Gas delivered at the Receipt Point(s). It is expressly understood that Linn Midstream shall not be obligated to take or pay for Committed Gas and, in the event of insufficient market for Gas at one or more any Receipt Points during periods in which Linn Midstream is purchasing the Gas, Linn Midstream shall only be obligated to use commercially reasonable efforts to take ratably from all sources of supply, including its own. If Linn Midstream is unable to receive Committed Gas from any Receipt Point(s), due to any reason, for *** or more consecutive days, such Receipt Point(s), at Producer’s request, will be permanently released from dedication under the Agreement and Producer may sell such portion of the Committed Gas to other purchasers. Subject to Force Majeure, if any such inability by Linn Midstream to take from one or more Receipt Points persists for more than *** Days, whether consecutively or cumulatively, in any one Year, Producer shall have the right to initiate a *** cure period under which Linn Midstream shall use commercially reasonable efforts to provide commercially reasonable alternative market options for the affected Receipt Point(s) acceptable to Producer, whose acceptance will not be unreasonably withheld. In the event that Linn Midstream is unable or fails to cure during such *** cure period, then Producer shall have the right to a permanent release of the applicable portion of the Committed Gas from the section containing such affected Receipt Point(s), plus the Receipt Point(s) located in the surrounding 8 sections upon thirty *** Days’ written notice to Linn Midstream.

4.4

BUYER’s Standard of Conduct. Linn Midstream shall conduct the operations required by this Exhibit B as a reasonably prudent operator, in a good and workmanlike manner, with due diligence and dispatch, and in accordance with good midstream industry practices.

4.5

Delivery of Uniform Flows. Producer shall deliver all Committed Gas in such uniform hourly flows as is commercially practicable. In the event Producer anticipates a material increase or decrease in the flow of Gas at any Receipt Point(s), Producer shall provide Linn Midstream with reasonable advance notice of such change.

4.6

Title, Possession and Control. Title, possession, and control of Committed Gas, including all liquefiable hydrocarbons contained therein, shall pass from Producer to Linn Midstream at the Receipt Point(s).

V.	DEDICATION AND CONNECTION OF WELLS
5.1	Dedication and Connection of Wells.

5.1.1

Dedication. For the Term specified in Article II of this Exhibit B and unless otherwise provided in Exhibit B-5, Section 4.3 to this Exhibit B or this Article V to this Exhibit B, Producer dedicates exclusively to the Agreement all interests which Producer and any of its affiliates (the “Producer GROUP”) now own or control as well as any interests any of them may hereafter acquire or control in any and all lands, leases and/or Wells located in the Dedicated Area (the “Dedicated Interests”), insofar as the same may produce Gas,  and Producer GROUP commits to Linn Midstream for sale and/or gathering and Processing under the terms of this Exhibit B all quantities of Gas owned or controlled by Producer GROUP that are produced from any Dedicated Interest as of or after the Original Effective Date, unless such Gas is dedicated pursuant to another agreement (a)

Exhibit B-7

as of the Original Effective Date (including all interests, as identified on Exhibit B-5) or

(b)as of the date of acquisition by Producer GROUP for any interest acquired after the Original Effective Date, until (in the case of each of clauses (a) and (b)), such dedication terminates or expires (collectively, all such Gas is “Committed Gas”). Any interest acquired after the Original Effective Date that is dedicated pursuant to another  agreement, as described in section (b) of this paragraph, shall be added to Exhibit B-5.

To Producer’s knowledge, the gas contracts identified on Exhibit B-5 represent all existing gas contracts, including expiration dates, affecting the Dedicated Interests as of the Original Effective Date. Linn Midstream shall notify Producer in writing (a “G&P Notice”) of Linn Midstream’s election to gather and process all quantities of Gas produced from any Dedicated Interest that is associated with an expiring dedication under a contract identified on Exhibit B-5 at least *** Days prior to the expiration date of such dedication. Notwithstanding the foregoing, if Producer is required to provide notice under any such dedication to elect to continue or terminate such dedication, Producer shall notify Linn Midstream in writing of the notice provision date *** days prior  to said notice date, and Linn Midstream shall provide its G&P Notice within *** Days after receiving such notice from Producer. In the event Linn Midstream timely delivers a G&P Notice with respect to an expiring dedication to gather and process Gas associated with such expiring dedication, then, upon the expiration of such dedications, such Gas shall be subject to the Agreement and shall be gathered and processed pursuant to this Exhibit B. In the event Linn Midstream does not timely provide a G&P Notice with respect to an expiring dedication, Producer’s interest in the Dedicated Interests previously covered by the expired dedication shall be forever released from the Agreement.

Any sale or assignment by Producer of any interests in any of the lands, leases, or Wells dedicated hereunder may be made upon providing Linn Midstream with notice,  and any such purchaser or assignee must agree that it takes such quantities of Gas, lands, leases, or Wells subject to the dedication in this Section 5.1.1 of this Exhibit B and subject to the provisions in Sections 5.1.2 and 5.1.3 of this Exhibit B and the other provisions of this Agreement, and that it will cause any subsequent purchasers or assignees of the lands, leases or Wells dedicated hereunder to do the same.

Producer’s obligation to deliver Committed Gas hereunder will be met in instances where Producer’s third-party operator delivers the Gas to Linn Midstream pursuant to a joint operating agreement or downstream marketing arrangement with Producer.

Producer agrees to provide Linn Midstream information containing the working interest ownership percentage associated with the lands, leases or Wells for such Committed Gas.

5.1.2

Covenant Running with the Land. Linn Midstream and Producer each intend that the dedication of lands, leases, and Committed Gas at in Section 5.1 of this Exhibit B is a covenant running with the lands in the Dedicated Area.

5.1.3	Reservations. Producer hereby expressly reserves the following rights with respect to the Dedicated Area:

Exhibit B-8

(a)	The right to use Gas prior to delivery to Linn Midstream for the following purposes:

(i)

For fuel used above ground in the development and operation of leases dedicated to the Agreement including, but not limited to, lease fuel and fuel for production, completion and drilling operations; and

(ii)	For delivery to the “lessor” from whom the leases dedicated under the Agreement were obtained, to the extent such lessors are entitled to receive Gas in-kind under the terms of the leases; and

(iii)

For fuel used in the operation of the facilities which Producer GROUP or entities upstream of Producer GROUP may install in order to deliver Gas to Linn Midstream in accordance with the terms of this Exhibit B; and

(iv)	As lift gas in the operation of Wells and leases dedicated to the Agreement.

(b)

The right to pool or unitize the leases (or any portion thereof) with other lands and leases. In the event of pooling or unitization, this Exhibit B will cover Producer’s interest in the pool or unit and the Gas attributable thereto to the extent that such interest is attributable to Producer’s Gas reserves.

(c)

The right to retain all oil and condensate separated from Producer’s Gas by Lease Separation Facilities prior to delivery to Linn Midstream. The term “Lease Separation Facilities” shall mean conventional mechanical oil-gas field separators.

(d)	The right to retain Gas that Producer and Linn Midstream mutually agree in writing is not Committed Gas.

(e)

At the written request of Producer, Linn Midstream will install, own, and operate meters and other necessary facilities and equipment to measure the Gas used by Producer, pursuant to its right for lift gas operations described in Section

5.1.3.a.iv to this Exhibit B above, at any Well pad on lands within the Dedicated Area where Linn Midstream receives Committed Gas from Producer (“Gas Lift Facility(ies)”). All Gas that passes through the Gas Lift Facility(ies) for use by Producer in lift Gas operations is “Gas Lift Gas.” At the written request of Producer, Linn Midstream will relocate the Gas Lift Facility(ies) to another Well pad Receipt Point within the Dedicated Area as directed by Producer. Producer will, within thirty *** of invoicing, reimburse Linn Midstream for the actual costs incurred by Linn Midstream for each occurrence of setting or relocating the Gas Lift Facility(ies), plus *** percent (***%) overhead charge, not to exceed $***. If the actual quantity of Gas Lift Gas, measured in MCFs, measured at any Gas Lift Facility during a Month is less than or equal to the actual quantity of Committed Gas measured in MCFs, delivered by Producer to the corresponding Receipt Point upstream of such Gas Lift Facility, during the same Month, then Linn Midstream shall reduce the Receipt Point volumes by the actual quantity of Gas Lift Gas, measured in MCFs, during that Month. If the actual quantity of Gas Lift Gas, measured in MCFs, measured at any Gas Lift Facility during a Month exceeds the actual quantity of Committed Gas, measured in MCFs, delivered by Producer to the corresponding Receipt Point upstream of

Exhibit B-9

such Gas Lift Facility during the same Month (such excess, the “Gas Lift Imbalance”), then Producer shall pay to Linn Midstream a fee (the “Gas Lift Imbalance Fee”) equal to such Gas Lift Imbalance, in MCFs, multiplied by (a) the Gross Heating Value per cubic foot of Gas for the corresponding Receipt Point, multiplied times the sum of (b) the per MMBtu price published in the Platts monthly Inside FERC’s Gas Market Report, as the “Index” for Henry Hub applicable to Gas delivered during such Month, plus (c) $***/MMBtu. Any taxes that may be imposed upon Linn Midstream attributable to the installation of Gas Lift Facility(ies) and/or providing Gas Lift Gas to Producer shall be reimbursed by Producer within *** Days of invoicing. Gas Lift Facility(ies) shall be included in the Linn Midstream’s Facilities provision in Section 14.4 to this Exhibit B.

5.2	Connection of Well(s).

5.2.1

The Receipt Point(s) at which Producer will deliver, and Linn Midstream will receive, the Committed Gas hereunder shall be point(s) of interconnect established pursuant to this Section 5.2 to this Exhibit B between the pipeline Facilities of Linn Midstream and Producer located on the space designated by Producer on Producer’s well pad for each of the Wells (or set of Wells, as the case may be) and provided by Producer at no cost to Linn Midstream (“Receipt Points”). Except as set forth in Sections 5.2.2 and 5.2.3 to this Exhibit B below, Producer shall be responsible for arranging with Linn Midstream for the extension of Linn Midstream’s then-existing pipeline Facilities to each Receipt Point and for Linn Midstream’s construction and installation of measurement Facilities  immediately downstream of such Receipt Point(s) to measure all Committed Gas delivered hereunder (each, a “Connection Extension”). Linn Midstream shall be responsible for all costs related to a Connection Extension. The Parties acknowledge that multiple Wells may be delivered by Producer to Linn Midstream through a common Receipt Point.

5.2.2

For the Receipt Points described in Section 5.1.1 to this Exhibit B which are attributable to a Well which is now or hereafter operated or controlled by any of the Producer GROUP (or their successors or assigns) (“Operated Well”), Producer shall be obligated  to provide Linn Midstream with a written request to connect such Operated Well (a “Connection Request”) on or before *** Days of its projected first flow date. The Connection Request will provide Producer’s most accurate and good faith estimate of the Well location, the expected maximum flow, the expected average daily production for the first *** Months of production, and the projected first flow date of the Well. The information contained in the Connection Request and subsequent related communications between the Parties shall be subject to the confidentiality requirements contained in Section 19.2 to this Exhibit B. Linn Midstream shall be obligated to connect such Well pursuant to such Connection Request. Producer must provide timely access to the Receipt Point for Linn Midstream’s equipment installation prior to the projected first flow date and in a period of time that does not conflict with Producer’s drilling or completion operations. Linn Midstream will commence and use its commercially reasonable efforts to complete the connection of the Well specified in Producer’s Connection Request prior to the projected first flow date. Subject to Force Majeure, in the event Linn Midstream has not constructed all required Facilities and is not ready to receive the Committed Gas at the Receipt Point under the Connection Request by *** Days after the projected first flow date of the Well, and Producer is ready, willing and able to deliver such Committed Gas on or before such projected first flow date of the Well, as Producer’s sole

Exhibit B-10

and exclusive remedy (other than the right to specific enforcement of Linn Midstream’s obligations under this Section 5.2.2 to this Exhibit B and any applicable rights to a  release pursuant to Section 4.3 to this Exhibit B), Linn Midstream’s Processing and Gathering Fee for that particular Receipt Point shall be reduced by *** for a period equal to the number of Days from the first flow date of the Well to the Day that Linn Midstream completes the connection to the Well and is ready to receive flow from such Well.

5.2.3

For the Receipt Points described in Section 5.1.1 to this Exhibit B which are attributable to a Well which is now or hereafter operated or controlled by a third party who is not a member of the Producer GROUP (or their successors or assigns) (“non-Operated Well”), and in which Producer or Producer GROUP owns greater than a cumulative *** percent (***%) working interest, Producer shall be obligated to provide Linn Midstream with a written request to connect such non-Operated Well (a “non-Operated Well Connection Request”) on or before *** Days of its projected first flow date. The non-Operated Well Connection Request will provide Producer’s most accurate and good faith estimate of the Well location, the expected maximum flow rate, and the expected average daily production for the first *** Months of production, Producer’s percent of Gas entitlement, and the projected first flow date of the Well. Producer shall also provide Linn Midstream any available information, not subject to a confidentiality agreement, concerning the operator’s development plan on the lands and leases pertaining to the non-Operated Well. The information contained in the non-Operated Well Connection Request and subsequent related communications between the Parties shall be subject to the confidentiality requirements contained in Section 19.2 to this Exhibit B. Linn Midstream shall have the option to connect such Well pursuant to such non-Operated Well Connection Request, provided that such option is only exercisable by providing notice to Producer agreeing to such Connection Request within *** Days of receiving the non-Operated Well Connection Request, and such option right shall terminate if not exercised within such time. If Linn Midstream exercises its option to so connect, Linn Midstream will commence and use its commercially reasonable efforts to complete the connection of the Well specified in Producer’s non-Operated Well Connection Request prior to the projected first flow date. In the event Linn Midstream does not exercise its option to connect to the Well specified in Producer’s non-Operated Well Connection Request, or the option right has terminated, Producer shall have the option to cause Linn Midstream to connect such Well at Producer’s expense or to remove such Well from dedication under the Agreement.

5.2.4

On the first flow Day of each new Well connected and under which Committed Gas is delivered by Producer to Linn Midstream, Exhibit B-3 shall be amended to include an additional Receipt Point (unless such Well was connected behind an existing Receipt Point) at the measurement Facilities located on the well pad of such Operated Well or non-Operated Well.

VI.	[INTENTIONALLY BLANK]

VII.	RESIDUE GAS AND NGL DISPOSITION
7.1

Activity Communications. Producer shall provide Linn Midstream the estimated plan and Producer’s most accurate and good faith estimated volumes for new Wells that may first deliver during the Month and any Well rework activity that may influence the quantity of Committed Gas

Exhibit B-11

during the Month. Such estimate shall be provided no later than nine o’clock a.m., Central Time of the fifth Business Day immediately preceding the *** Day of each Month. The Parties agree to communicate frequently during the Month to update the accuracy of such estimates. Linn Midstream shall monitor the actual flows to the Plant(s) and, as allowed by downstream pipelines, adjust sales quantities to match actual flows and to minimize imbalances. All communications with downstream pipelines and markets are the responsibility of Linn Midstream.

7.2

Operational Balancing Agreements. Linn Midstream will exercise reasonable commercial efforts to obtain Operational Balancing Agreements with all downstream gas pipelines for the mutual benefit of Linn Midstream and Producer without additional cost to Producer above that incurred by Linn Midstream.

VIII.	QUALITY OF DELIVERED GAS
8.1

Quality Specifications. The Gas delivered at the Receipt Point(s) shall meet the quality specifications in Exhibit B-4 attached hereto and made a part hereof. Producer shall indemnify and hold Linn Midstream harmless from and against all third party claims, suits, damages, costs (including attorneys’ fees), penalties or other liabilities arising out of or relating to any failure of the Committed Gas to conform to such quality specifications.

8.2

Non-Conforming Gas. Linn Midstream shall have the right to (i) accept Gas that does not conform to such specifications and, in such event, Linn Midstream may elect to deduct from payment due Producer such fee(s) for treatment as determined from time to time by agreement of the Parties, or (ii) refuse receipt of the nonconforming Gas.

8.3

No Waiver. Linn Midstream’s acceptance of Gas that does not conform to quality specifications set forth herein shall not constitute a waiver of Producer’s obligation to conform Gas to such specifications in the future, nor a waiver of Linn Midstream’s right to refuse receipt of such nonconforming Gas at any time.

IX.	ETHANE RECOVERY/REJECTION

9.1  Ethane Recovery/Rejection. Linn Midstream will notify Producer whether it will operate its  Plant(s) in either ethane recovery or ethane rejection at least *** Days prior to the *** Day of each Month in writing via electronic mail. For purposes of this Exhibit B, for ethane recovery or ethane rejection operations, the following recovery levels shall apply:

	C2 Recovery, %	C2 Rejection, %
C2	***%	***%
C3	***%	***%
iC4	***%	***%
nC4	***%	***%
C5+	***%	***%

If Linn Midstream fails to notify Producer of a change in recovery or rejection operations, the previous Month’s recovery levels shall apply for Producer. In all instances, Producer shall be settled on its fixed recovery levels as set forth above based on the then-effective operating mode of the Plant.

Exhibit B-12

X.	DELIVERY PRESSURE, FACILITIES AND ALTERATIONS
10.1

Delivery Pressure. Linn Midstream shall install Compression as necessary to meet its obligations under this Section 10.1 to this Exhibit B. Linn Midstream shall operate the Receipt Points at a pressure no higher than *** psig, and Linn Midstream may elect to receive Gas tendered by Producer at Receipt Points at *** psig or higher on average, subject to Linn Midstream’s maximum allowable operating pressure. If Linn Midstream fails to provide an average Receipt Point pressure of *** psig or less at any Receipt Point for any one (1) Month, then, as Producer’s sole and exclusive remedy, Linn Midstream’s Processing and Gathering Fee shall be reduced by *** cents ($***) per MMBTU for all Committed Gas delivered by Producer at such Receipt Point for any subsequent Month in which the average monthly Receipt Point pressure exceeds *** psig, until such average monthly Receipt Point pressure is reduced to *** psig or below.

10.2

Producer’s Equipment. Upon the execution of the Agreement by the Parties hereto, Producer shall install, maintain and operate, or cause to be installed, maintained and operated, at no expense to Linn Midstream, any and all facility(ies) and equipment necessary to enable Producer to deliver Committed Gas to Linn Midstream at the Receipt Point(s). Producer shall install, or cause to be installed, the necessary separation equipment upstream of the Receipt Point(s) to facilitate flow through Linn Midstream’s or Linn Midstream’s designee’s measurement Facilities and to prevent the delivery of free liquids to Linn Midstream at the Receipt Point(s).

10.3

Measurement Equipment. Linn Midstream shall own, maintain and operate the measurement equipment necessary to receive Gas from Producer at the Receipt Point(s). Linn Midstream will provide Producer with access to a second set of taps on the meter tube located at each Receipt Point for check measurement.

10.4

Pigging and Drip Liquids. Linn Midstream shall own, maintain and operate the pigging Facilities necessary to keep the pipelines free of hydrocarbon liquids and objectionable materials. Drip Liquids recovered through pigging operations shall be the property of Linn Midstream.

10.5

Bypass Equipment. Linn Midstream shall own, maintain and operate the equipment necessary to permit Gas to bypass the Plant(s) during periods of emergencies (“Bypass Gas”). Linn Midstream will use commercially reasonable efforts to minimize the time that Bypass Gas is required and will advise Producer of the emergency event as soon as practicable following such event. Producer shall have the right to shut-in Gas to avoid bypass.

10.6

Rebuild and Alterations. Linn Midstream reserves the right, in its sole discretion, to alter, repair, maintain, expand or rebuild, without approval of Producer, any portion of the Facilities, subject to the rights and obligations contained in the Agreement. Producer shall make no alterations, additions or repairs to the Facilities.

XI.	PAYMENT, EXAMINATION, INDEMNIFICATION, SUSPENSION, AND

DEDUCTIONS

11.1

On or before the *** Day of each Month, Linn Midstream shall provide Producer a statement for the preceding Month (“Production Month”) setting forth for each Receipt Point: (i) the total MCF of and MMBTU of Committed Gas accepted by Linn Midstream; (ii) the amount  of Field Fuel, Plant Fuel, Shrinkage, NGLs, component plant products of such NGLs, and Residue Gas attributable to Producer’s Committed Gas; (iii) the amount due, if any, to Linn Midstream from Producer for all fees and charges due under this Exhibit B; (iv) the amount due,

Exhibit B-13

if any, to Producer from Linn Midstream for all fees and charges due under this Exhibit B; and (v) the net amount due, if any, to Producer from Linn Midstream for all revenues for Gas and NGL sales netted against all fees and charges due under this Exhibit B.

11.2

Statement and Payment. If Producer is due any amount pursuant to Section 11.1 to this Exhibit B, Linn Midstream shall wire transfer payment according to the statement sent pursuant to Section 11.1 to this Exhibit B to Producer no later than the *** of the Month following the Production Month. Where Producer is responsible, under Section 15.1 of this Exhibit B, for revenue distribution, Linn Midstream shall remit the amount due to Producer, and it shall be the obligation of Producer to cause proper settlement and accounting to be made and to make distribution of proceeds to all owners of interest in the proceeds from the sale of Gas and NGLs delivered to Linn Midstream hereunder. If Linn Midstream is due any amount pursuant to Section

11.1 to this Exhibit B, Producer shall wire transfer such payment to Linn Midstream pursuant to the statement provided by Linn Midstream by the *** of the Month following the Production Month. If the *** of the Month falls on a Saturday, the wire transfer shall occur on the preceding Friday; otherwise, if the *** of the Month falls on a Day that is not a Business Day and is not a Saturday, the wire transfer shall occur on the next Business Day.

11.3	Final Payment. All payments under this Exhibit B will be final unless disputed by Linn Midstream or Producer in writing to the other Party within *** of the date of such payment.

11.4

Examination of Records. Linn Midstream and Producer shall have the right, at any and all reasonable times during normal business hours, and upon at least *** Business Days prior written notice, to examine the records of the other Party, to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made under, or pursuant to the Agreement, and both Parties shall keep and maintain all such records for at least *** Months after the date payment is made for the receipt of Gas to which such records are applicable. Such records shall be conclusively presumed to be correct, except as to claims or corrections by the Parties made by written notice to the other Party within a *** Month period.

11.5

Indemnification, Payment Suspension. Linn Midstream and Producer agree to indemnify and hold the other Party harmless with respect to all costs, losses, and damages (including, without limitation, reasonable attorney’s fees) arising from or related to the breach of any of its representations or warranties contained in this Exhibit B. In the event of any claim arising from or relating to such a breach, Linn Midstream shall be entitled, at its option, in addition to any other rights it may have, to suspend payment of disputed sums due Producer hereunder until such claim is resolved, or until such time as Producer provides sureties acceptable to Linn Midstream, at which point such sums will be due along with applicable simple interest from the date such sums were originally due. Any interest paid with such sums due shall be the lesser of (a) the per annum rate of interest announced as the “prime rate” for commercial loans posted from time to time by Citibank, N.A. (New York, New York office) or its successor or a mutually agreed substitute bank, or (b) the maximum lawful interest rate then in effect under applicable law. Any suspension of payment related to disputed sums hereunder shall not constitute a breach of Linn Midstream’s payment obligations under the Agreement. Linn Midstream shall pay all undisputed amounts when due.

11.6

Allocations. If during any Month Linn Midstream purchases Gas from Producer hereunder at any Receipt Point(s) at which Producer owns and/or controls less than *** of the Gas purchased by Linn Midstream at such Receipt Point, Producer shall furnish, or cause to

Exhibit B-14

be furnished, to Linn Midstream, on or before the *** Day of each Month, any allocation statements containing data (including, but not limited to, quantity) that Linn Midstream may require to enable Linn Midstream to allocate the Gas purchased at such Receipt Point(s) during the previous Month to the various entities from which Linn Midstream purchased such Gas, and make payments applicable thereto.

11.6.1

Non-Operated Well(s). Producer authorizes the operator of each non-Operated Well to be its agent and representative for the limited purpose of providing Linn Midstream with written instructions for the allocation of Gas attributable to said Well(s).

11.6.2

Linn Midstream Reliance. Linn Midstream is entitled to rely conclusively on the allocation statement(s) provided in accordance with this section. Such reliance shall be a complete defense to any claim by Producer for any sums due for Gas delivered by Producer at the Receipt Point(s) during such period where Linn Midstream has made payment to Producer for its share of Gas, as identified in such allocation statement(s), of the total quantity of Gas received by Linn Midstream at the applicable Receipt Point(s) during the period in question (other than for measurement error as specified in Article XVI to this Exhibit B).

11.6.3

Late Statement. If any allocation statement(s) is not furnished to Linn Midstream by the *** Day of any Month for the preceding Production Month, Linn Midstream shall initially make payment for Gas delivered by Producer at the Receipt Point(s) based upon the allocation statement(s) last received by Linn Midstream applicable to such Receipt Point(s). Such payment shall be subsequently adjusted up or down following Linn Midstream’s receipt of the allocation statement for the applicable Month’s deliveries.

XII.	WARRANTY AND EASEMENTS
12.1

Warranty of Title. If Linn Midstream is purchasing the Committed Gas from Producer, Producer warrants that it has the full right and authority to transfer title of the Committed Gas to Linn Midstream at the Receipt Point(s) and that the Committed Gas that is delivered is free from all liens, encumbrances and/or adverse claims. Producer further warrants that, unless otherwise required to be paid by Linn Midstream pursuant to this Exhibit B, all applicable taxes, including, but not limited to, any production, extraction or other federal, state or local lease level tax, will be paid by Producer. Producer shall indemnify and hold Linn Midstream harmless from and against all Claims arising out of or relating to a breach of Producer’s foregoing representations and warranties.

12.2

Easements. To the extent Producer has the right to do so under any agreement to which it (or any of Producer’s GROUP) is party without being in breach or violation thereof, Producer hereby permits Linn Midstream, and Linn Midstream’s designee, the rights of ingress and egress on the Lands and Lease(s) to construct, install, operate, repair, inspect and maintain Linn Midstream’s, and/or Linn Midstream’s designee’s, Facility(ies) necessary or useful to receive, gather and process Gas from Producer and/or to perform Linn Midstream’s other obligations hereunder. Producer hereby assigns and grants to Linn Midstream, to the extent it has the right to do so, an easement and right-of-way upon all such Lands and Lease(s) for the purposes above. Any property of Linn Midstream, or Linn Midstream’s designee, placed in or upon any said Lands and Lease(s) shall remain the personal property of Linn Midstream, or Linn Midstream’s designee, and may be disconnected and removed at any time. Producer shall, at its sole cost and expense, maintain and provide all such easements, rights-of-way, lease roads, and other facilities upon such

Exhibit B-15

Lease(s) as may reasonably be deemed necessary by Linn Midstream for its performance of the Agreement.

XIII.	[RESERVED]

XIV.	INDEMNITY, INTERRUPTION, FORCE MAJEURE, AND UNECONOMIC

OPERATION OF FACILITIES

14.1

Indemnity. As between Linn Midstream and Producer, Producer shall indemnify, protect and defend Linn Midstream and any of its subsidiaries (collectively, the “Linn Midstream INDEMNITY GROUP”) from all losses, liabilities or claims, and associated costs and expenses (including reasonable attorneys’ fees) (“Claims”) relating to, or arising out of, loss or damage to real or personal property or personal injury, bodily injury, illness, or death arising out of, resulting from, or attributable to the operations of (or on behalf of) Producer or any of its subsidiaries (collectively, the “Producer INDEMNITY GROUP”), including such member’s contractors, subcontractors, agents, representatives, invitees, and each of their respective officers, directors, owners, and employees, of its obligations hereunder, the operations of the Operated Wells of any member of Producer INDEMNITY GROUP, and for any Claims relating to the handling or delivery of Gas prior to its delivery to Linn Midstream at the Receipt Point(s), subsequent to the delivery, if applicable, of the Residue Gas and/or NGLs attributable to such Gas to Producer or its designee at the tailgate of Linn Midstream’s Plant, without regard to the cause or causes thereof including the negligence (whether sole, joint, or concurrent), strict liability or other fault (not including gross negligence or intentional misconduct) of any member of Linn Midstream INDEMNITY GROUP, including such member’s contractors, subcontractors, agents, representatives, invitees, and each of their respective officers, directors, owners, and employees, or any pre-existing condition. Similarly, Linn Midstream shall indemnify, protect and defend any member of Producer INDEMNITY GROUP from all Claims relating to, or arising out of, loss or damage to real or personal property or personal injury, bodily injury, illness, or death arising out of, resulting from, or attributable to the operations of (or on behalf of) any member of Linn Midstream INDEMNITY GROUP, including such member’s contractors, subcontractors, agents, representatives, invitees, and each of their respective officers, directors, owners, and employees, of its obligations hereunder, the operations of the Facilities of any member of Linn Midstream INDEMNITY GROUP, and for any Claims relating to the handling or delivery of Gas subsequent to its receipt by Linn Midstream at the Receipt Point(s) and, prior to the delivery of the Residue Gas and/or NGLs attributable to such Gas to Producer or its designee at the tailgate of Linn Midstream’s Plant, without regard to the cause or causes thereof including the negligence (whether sole, joint, or concurrent), strict liability or other fault (not including gross negligence or intentional misconduct) of any member of Producer INDEMNITY GROUP, including such member’s contractors, subcontractors, agents, representatives, invitees, and each of their respective officers, directors, owners, and employees, or any preexisting condition. The obligations of the Parties under the Agreement are obligations of the Parties only and no recourse or remedy shall be available against any officer, director, or employee representative of a Party or against any affiliate, investor, member or equity owner of a Party or any of its affiliates. Each Party shall have the right, at its option, to participate at its own expense in the defense of any suit without releasing the other Party from any indemnity obligation under this Article XIV of this Exhibit B.

14.2	Indemnity for Underground and Pollution Damage. As between Linn Midstream and Producer, Producer shall assume full responsibility for and shall protect, defend, indemnify, and

Exhibit B-16

hold harmless each member of Linn Midstream INDEMNITY GROUP from and against any and all Claims for pollution or contamination, including control and removal thereof, emanating from or originating on or above the surface of the land or water from spills, leaks, or discharges of fuel, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge, sludge, garbage, or any other substances wholly in the possession and control of any member of Producer INDEMNITY GROUP, or any representatives, contractors or other agents and employees of any member of Producer INDEMNITY GROUP in the performance of Producer’s obligations under the Agreement, or liquids or substances emanating or originating from Producer INDEMNITY GROUP’s equipment, vessels, materials, or transport, without regard to the cause or causes thereof including the negligence (whether sole, joint, or concurrent), strict liability or other fault of any member of Linn Midstream INDEMNITY GROUP or any pre-existing condition. Similarly, Linn Midstream shall assume full responsibility for and shall protect, defend, indemnify, and hold harmless each member of Producer INDEMNITY GROUP from and against any and all Claims for pollution or contamination, including control and removal thereof, emanating from or originating on or above the surface of the land or water from spills, leaks, or discharges of fuel, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge, sludge, garbage, or any other substances wholly in the possession and control of any member of Linn Midstream INDEMNITY GROUP, or any representatives, contractors or other agents and employees of any member of Linn Midstream INDEMNITY GROUP in the performance of Linn Midstream’s obligations under the Agreement, or liquids or substances emanating or originating from Linn Midstream INDEMNITY GROUP’s equipment, vessels, materials, or transport, without regard to the cause or causes thereof including the negligence (whether sole, joint, or concurrent), strict liability or other fault of any member of Producer INDEMNITY GROUP or any pre-existing condition. Notwithstanding the foregoing, the assumptions of liability by Linn Midstream and Producer under this Section 14.2 to this Exhibit B apply only to the cost of, and liability for, control and removal of such pollution or contamination and do not apply to loss or damage to property, or injuries to or death of persons caused by such pollution or contamination and shall, in no event, alter, lessen, or affect the liabilities or responsibilities of Linn Midstream or Producer specified elsewhere in the Agreement. Initiation of cleanup operations or waste disposal by either Party shall not be an admission or assumption of liability by the initiating Party.

14.3

Force Majeure. If Linn Midstream or Producer is rendered unable, wholly or in part, by reason of Force Majeure, from carrying out its obligations under the Agreement (other than the obligation to make payment of amounts due hereunder), then upon said Party’s giving prompt written notice of such Force Majeure to the other Party, the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall be remedied with all commercially reasonable dispatch. The term “Force Majeure,” as used herein, shall mean an event not within the reasonable control of the Party claiming suspension, which, by the exercise of due diligence, such Party shall not have been able to avoid and shall include, to the extent these events meet the foregoing requirements, the following: acts of God; acts of federal, state, or local government, or any agencies thereof; compliance with rules, regulations, permits, or orders of any governmental authority, or any office, department, agency, or instrumentality thereof; strikes, lockouts, or other industrial disturbances; acts of the public enemy, wars, blockades, insurrections, riots, and epidemics; landslides, lightning, earthquakes, fires, storms, floods, and washouts; arrests and restraint of people; civil disturbances; explosions, leakage, breakage, or accident to equipment or pipes; freezing of Well(s) or pipes; weather-related shutdowns; inability to secure rights of way at a reasonable cost and under reasonable terms; inability to timely obtain equipment, supplies, materials, permits or labor at a reasonable cost; failures, or delays in transportation; lack of market for Linn Midstream’s Gas or the Residue Gas and/or NGLs attributable to Linn Midstream’s Gas; insufficient capacity on Facilities, but only to

Exhibit B-17

the extent such capacity constraint was caused by Producer’s estimates delivered to Linn Midstream pursuant to Section 4.2 to this Exhibit B; insufficient capacity on other pipelines or facilities; receipt of non-specification or unmerchantable Gas; and any other causes, whether of the kind herein enumerated or otherwise, not within the reasonable control of the Party claiming suspension, which, by the exercise of due diligence, such Party shall not have been able to avoid. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty. The requirement that any Force Majeure shall be remedied with all commercially reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party, when such is deemed inadvisable by the Party involved. It is understood and agreed that Linn Midstream, or Linn Midstream’s designee, or Producer hereto may, without liability to the other Party, interrupt the operations of its Facilities for the purpose of making necessary alterations, maintenance, or repairs thereto, but that such interruption shall be for only such time as may be commercially or operationally reasonable to safely perform such operations. Delivery and/or receipt of Gas pursuant to this Exhibit B may be suspended for such period of interruption, and such suspension shall be deemed an event of Force Majeure hereunder.

14.4

Uneconomic Operation of a Receipt Point. Linn Midstream, or Linn Midstream’s designee, agrees to maintain its Facilities to a Receipt Point for so long as such Facilities to a Receipt Point are deemed economical to maintain, in Linn Midstream’s commercially reasonable determination. If Linn Midstream’s Facilities to a Receipt Point are deemed uneconomical by Linn Midstream for *** consecutive Days in any one Year, the Parties agree to meet and negotiate in good faith for the continued operation of the Facilities to such Receipt Point under mutually agreeable commercial terms, and if such agreement is not reached within *** Days, then, upon *** Days’ notice, Linn Midstream may discontinue service to such Receipt Point without liability for such cessation of service through the Facilities to such Receipt Point and remove such Receipt Point from the Agreement. Linn Midstream shall be released from any further obligation or liability subsequently arising with respect to the Facilities to such Receipt Point, and applicable Well’s or Wells’ Committed Gas then existing at such Receipt Point shall be permanently released from the dedication contained in Section 5.1 to this Exhibit B. Notwithstanding the foregoing, Linn Midstream’s economic determination shall be consistently applied among similarly situated producers connected to its Facilities. If no Receipt Point(s) remain under this Exhibit B, then Linn Midstream may, in its sole discretion, terminate the Agreement to the extent related to the terms and conditions set forth in this Exhibit B.

XV.	ROYALTY AND TAXES
15.1

Royalty. Producer shall have the sole and exclusive obligation and liability to account for and remit all royalties, overrides, and other sums due the owners of the minerals, royalties, and other interests in, and any other persons due any proceeds derived from, the Gas and NGLs delivered hereunder.

15.2

Taxes. Producer shall pay or cause to be paid (or, if required by law, Linn Midstream shall withhold from the payment due from Linn Midstream to Producer pursuant to the terms of the Agreement and remit on behalf of the Producer to the appropriate government authority) all Oklahoma Gross Production Tax and other severance or production taxes imposed by any government authority with respect to the Committed Gas delivered hereunder (and the NGLs recovered therefrom). Further, Producer represents and warrants that it has timely filed, or will timely file, any and all reports which it is required to file with respect to production or severance taxes to be paid hereunder. Producer will indemnify and hold Linn Midstream harmless with respect to Producer’s failure to file any and all such reports or with respect to Producer’s failure  to pay any and all taxes which Producer is obligated to pay pursuant to the terms of the

Exhibit B-18

Agreement. Producer shall pay all taxes, fees or assessments imposed by any taxing jurisdiction on or with respect to the Committed Gas prior to the Receipt Point(s).The Parties agree that any taxes and statutory charges levied or assessed against each Party’s respective properties, facilities, or operations shall be borne by such Party. For the avoidance of doubt, each of Producer and Linn Midstream shall bear its own federal and state income, franchise, and similar taxes.

XVI.	MEASUREMENT OF GAS VOLUME AND TESTING
16.1

Calibration. At least *** for the first Year of each Well and then *** for each Well thereafter, Linn Midstream, or Linn Midstream’s designee, shall verify the calibration of all of its meters at the Receipt Point(s) and make adjustments as necessary. Should Producer so desire, Linn Midstream, or Linn Midstream’s designee, shall give written notice (which may include notice by electronic mail) to Producer of the time of such calibrations sufficiently in advance of holding same in order that Producer may have its representative present. With respect to any test made hereunder, a registration within plus or minus *** percent (***%) of correct shall be considered correct. In the event the meters are found to be inaccurate, such meters shall be adjusted to register accurately, and any payment based upon such registrations shall be corrected using the same methodology set forth in Section 16.2 to this Exhibit B.

16.2

Accuracy. Producer shall have the right to challenge the accuracy of any of Linn Midstream’s or its designee’s measurement equipment; and, when challenged, the equipment shall be tested and calibrated by Linn Midstream, or Linn Midstream’s designee. The cost of any such special test requested by Producer shall be borne by Producer if the percentage of inaccuracy is found to be less than *** percent (***%). The cost of all other such special tests shall be borne by Linn Midstream. If, upon any test, the percentage of inaccuracy of the measurement equipment is found to be in excess of *** percent (***%), any registrations thereof, and any payment based upon such registrations, shall be corrected for any period of inaccuracy which is definitely known or agreed upon. In the event the period is not definitely known or agreed upon, registrations shall be corrected back one-half of the time elapsed since the last date of calibration.

16.3

Repairs. If, for any reason, the meters are out of service, or out of repair, so that the amount of Gas received cannot be ascertained or computed from the reading thereof, the Gas received  during the period such meters are out of service, or out of repair, shall be estimated, and agreed upon by the Parties hereto, based on the data available using the first of the following methods that applies:

16.3.1	By using the registration of any check meter, or meters, if installed and accurately registering: or in the absence of Section 16.3.1 to this Exhibit B then,

16.3.2

By correcting the error if the percentage of error is ascertainable by calibration, special test, or mathematical calculation; or in the absence of both Sections 16.3.1 and 16.3.2 to this Exhibit B then,

16.3.3	By estimating the quantity of Gas received based on receipts during preceding periods under similar conditions when the meter was registering accurately.

16.4

Records. The records from the measurement equipment shall remain the property of the Party owning such equipment, and shall be kept for a period of not less than the *** Year period referenced in Section 11.3 to this Exhibit B. At any time within this period, either Party shall, upon request of the other Party, submit to the requesting Party records from the measurement equipment, together with calculations therefrom, for inspection and verification, subject to return within *** Days from receipt thereof.

Exhibit B-19

16.5

Measurement Standards. The measurement station(s) at the Receipt Point(s) shall be equipped with meters, recording gauges, or other types of meter(s) of standard make and design used in the industry, and in accordance with applicable American Gas Association (“AGA”) or American Petroleum Institute (“API”) standards. Linn Midstream shall utilize orifice meters for gas measurement unless otherwise approved by Producer. Gas measured hereunder shall have its volume, mass, gravity, composition and/or energy content determined and computed in accordance with applicable AGA or API standards in effect at the date of installation of the measurement equipment, and shall comply with applicable state and federal regulations. At Linn Midstream’s option, Linn Midstream may update the measurement equipment and/or the determination of volume, mass, gravity, composition and/or energy content, in accordance with subsequent revisions, supplements, and appendices to said AGA standards or API standards.

16.6

Pulsation. The Parties shall design, install, operate and maintain their respective equipment in such a manner that pulsation-induced measurement error is minimized. Pulsation-induced error shall not exceed *** percent (***%) of square root error (“SRE”). Linn Midstream and Producer have the right to request a test of the meter facility(ies). If SRE is found to exceed the limit stated above, the Party responsible for the creation of the SRE must have a plan for the elimination of the SRE within *** Days and equipment installed or modified to correct SRE in a reasonable amount of time, not to exceed *** Months. Pulsation errors determined by the use of a SRE indicator are to be used only for the purpose of determining SRE, and are not to be used for adjusting measured volumes.

16.7	Boyle’s Law. The measurement hereunder shall be corrected for deviation from Boyle’s Law at the pressures and temperatures under which Gas is received hereunder.

16.8

Temperature. The temperature of the Gas shall be determined to the nearest *** degree (***°) Fahrenheit at the points of measurement by the continuous use of recording thermometers of standard manufacture acceptable to the Parties, to be installed in accordance with the recommendations contained in AGA Measurement Committee Report Number 3, 7, or 9, as appropriate. The arithmetical average of hourly temperatures of the Gas so determined each Day shall be used in computing temperatures of the Gas.

16.9

Supercompressibility. Unless otherwise allowed by state law, adjustment for the effect of supercompressibility shall be determined by test, or according to the provisions contained in AGA Measurement Committee Report Numbers 3, 7, 8, or 9, as appropriate, for the average conditions of pressure, flowing temperature, and specific gravity at which the Gas was measured during the period under consideration, and with the respective proportionate values for carbon dioxide and nitrogen fractional values, and to obtain subsequent values of these components as Linn Midstream may determine to be required from time to time.

16.10

Check Measurement. At the Receipt Point(s), Producer may install check measurement equipment at its own cost and expense, provided such equipment shall be so installed as not to interfere with the operations of the Linn Midstream, or Linn Midstream’s designee. Linn Midstream’s, or Linn Midstream’s designee’s, meter(s) at the Receipt Point(s) shall be the meter(s) used for all custody measurement purposes. Linn Midstream and Producer, in the presence of each other, shall have access to the other’s measurement equipment at all reasonable times. The reading, calibrating, and adjusting thereof, and the changing of charts, if any, shall be done only by the owner of the meter or its representative unless otherwise agreed.

16.11

Sampling. Linn Midstream, or Linn Midstream’s designee, shall obtain a sample of Gas, upon at least the same test frequency as specified in Section 16.1 to this Exhibit B, at the Receipt Point(s) by using methods contained in GPA Standard 2166 / API 14.1, as revised, “Methods for

Exhibit B-20

Obtaining Natural Gas Samples for Analysis by Gas Chromatography.” This sample may be obtained by utilizing a spot sampler, continuous sampler, on-stream chromatograph, or other instruments approved by Linn Midstream. Producer may request that additional samples be taken in order that Producer may have its own sample tested independently. Any additional samples requested by Producer shall be at Producer’s sole cost and expense.

16.12

Composition, Gross Heating Value, Specific Gravity. The composition of the Gas shall be determined from the sample of the Gas by using GPA Standard 2261, as revised, “Method of Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography,” with the exception of sulfur compounds. The gallons per MCF, and the Gross Heating Value of the Gas, shall be determined by using methods contained in GPA Standard 2172, as revised, “Method for Calculation of Gross Heating Value, Specific Gravity, and Compressibility of Natural Gas Mixtures from Compositional Analysis,” and the Gross Heating Value of the Gas from GPA Standard 2145, as revised from time to time, “Table of Physical Constants for the Paraffin Hydrocarbons and Other Components of Natural Gas.” Each composition, Gross Heating Value of the Gas, and specific gravity determination shall be effective until the next determination. The specific gravity of the Gas shall be recorded to the nearest one one-thousandth (0.001).

16.13

Water Content. Gas delivered at the Receipt Point(s) shall be considered to be saturated with water at measurement temperature and pressure. The water content shall be determined by Linn Midstream using practices contained in GPA Standard 181, GPA Standard 2172, AGA Measurement Committee Report Number 3, or other reasonable practices as determined appropriate by Linn Midstream or as otherwise required by applicable law.

16.14

Assumed Atmospheric Pressure. The atmospheric pressure shall be assumed to be the atmospheric pressure for the elevation of fourteen and four-tenths (14.4) psig, as used by Linn Midstream in that particular geographic area, regardless of the actual atmospheric pressure where Gas is measured.

16.15

Sulfur. The sulfur content shall be determined from tests taken at the Receipt Point(s)  by methods accepted in the industry, such as GPA Standard 2377, as revised, “Method of Test for Hydrogen Sulfide and Carbon Dioxide in Natural Gas Using Length of Stain Tubes.” Other sulfur species can be determined by chromatographic analysis.

16.16	NGL Measurement. The Natural Gas Liquids shall be measured using measurement equipment and practices accepted in the industry, and supported by AGA, API, and/or GPA standards, as applicable.

Exhibit B-21

EXHIBIT B-1 - DEDICATED AREA

This Exhibit B-1 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Exhibit B-1

Exhibit "B-1" Dedicated Area

Beginning at the Northwest corner of Section 6, Township 5N, Range 5W;

Thence due East 63,360 ft. until you reach the Northeast corner of Section 1, Township 5N, Range 4W; Thence due South 31,680 ft. until you reach the Southeast corner of Section 36, Township 5N, Range 4W; Thence due East 575 ft. until you reach the Northeast corner of Section 1, Township 4N, Range 4W; Thence due South 31,680 ft. until you reach the Southeast corner of Section 36, Township 4N, Range 4W; Thence due East 15,840 ft. until you reach the Northeast corner of Section 4, Township 3N, Range 3W; Thence due South 5,280 ft. until you reach the Southeast corner of Section 4, Township 3N, Range 3W; Thence due West 79,200 ft. until you reach the Southwest corner of Section 6, Township 3N, Range 5W; Thence due North 36,960 ft. until you reach the Northwest corner of Section 6, Township 4N, Range 5W; Thence due East 575 ft. until you reach the Southwest corner of Section 31, Township 5N, Range 5W;

Thence due North 31,680 ft. until you reach the Northwest corner of Section 6, Township 5N, Range 5W, to the place of beginning, and begin further described to include all the following sections.

Section	Township	Range	County	State
1-36	5N	5W	Grady	Oklahoma
1-36	5N	4W	McClain	Oklahoma
1-36	4N	5W	Grady	Oklahoma
1-36	4N	4W	Garvin	Oklahoma
4 5 6	3N 3N 3N	3W 3W 3W	Garvin Garvin Garvin	Oklahoma Oklahoma Oklahoma
1 2 3 4 5 6 1 2 3 4 5 6	3N 3N 3N 3N 3N 3N 3N 3N 3N 3N 3N 3N	4W 4W 4W 4W 4W 4W 5W 5W 5W 5W 5W 5W	Garvin Garvin Garvin Garvin Garvin Garvin Grady Grady Grady Grady Grady Grady	Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma Oklahoma

Exhibit D

Exhibit "B-1" Dedicated Area

Exhibit E

EXHIBIT B-2 – COMMERCIAL TERMS

This Exhibit B-2 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

1.

CONTRACT AMOUNT SHALL MEAN, FOR ALL QUANTITIES OF COMMITTED GAS RECEIVED BY LINN MIDSTREAM HEREUNDER DURING EACH MONTH, AN AMOUNT WHICH WILL BE CALCULATED BY LINN MIDSTREAM AND PAID TO PRODUCER AS FOLLOWS. THE CONTRACT AMOUNT FOR ANY MONTH EQUALS THE SUM OF (A) THE NGL SETTLEMENT AMOUNT FOR SUCH MONTH PLUS (B) THE RESIDUE SETTLEMENT AMOUNT FOR SUCH MONTH LESS (C) THE PROCESSING AND GATHERING AMOUNT FOR SUCH MONTH.

2.

NGL SETTLEMENT AMOUNT. THE NGL SETTLEMENT AMOUNT SHALL MEAN THE TOTAL DOLLARS PAYABLE BY LINN MIDSTREAM TO PRODUCER EACH MONTH FOR PRODUCER’S TOTAL QUANTITY OF NGL PRODUCTS. LINN MIDSTREAM WILL DETERMINE PRODUCER’S TOTAL QUANTITY OF NGL PRODUCTS BY AGGREGATING THE QUANTITY OF PRODUCER’S NGL PRODUCTS FOR EACH RECEIPT POINT EACH MONTH. IN ACCORDANCE WITH THE NGL RECOVERY FACTORS DETERMINED IN SECTION 9.1 OF EXHIBIT B, THE NGL SETTLEMENT AMOUNT SHALL BE CALCULATED AS DETAILED IN SECTION 2(A) TO THIS EXHIBIT B.

(a)

The “NGL Settlement Amount” shall be the sum of all amounts calculated for each NGL product and aggregated for all Receipt Points. For each Receipt Point, Linn Midstream shall calculate (i) the NGL Market Price multiplied by (ii) the NGL Settlement Percent multiplied by (iii) the NGL Volume. The resulting totals for each product at each Receipt Point shall then be added together and such sum shall be the “NGL Settlement Amount.”

(i)	“NGL Market Price” shall be *** percent (***%) of the average of the daily high/low spot price for each NGL product during the applicable Month,

f.o.b. Mt. Belvieu Non-TET, as quoted by the Oil Price Information Service (“OPIS”), less a transportation and fractionation (“T&F”) fee equal to *** cents ($***) per gallon for each NGL product.

(ii)	“NGL Settlement Percent” shall be *** percent (***%).

(iii)

“NGL Volume” in gallons for each product at each Receipt Point shall mean the Theoretical Gallons of each NGL product times (i) Plant Inlet Volume times (ii) the product recoveries for each product in Section 9.1 of Exhibit B for Ethane Rejection or Ethane Recovery as elected by Linn Midstream for such Month for each Plant.

3.

RESIDUE SETTLEMENT AMOUNT. THE “RESIDUE SETTLEMENT AMOUNT” SHALL BE CALCULATED AS FOLLOWS. FOR EACH RECEIPT POINT, LINN MIDSTREAM SHALL CALCULATE (I) THE RESIDUE GAS MARKET PRICE MULTIPLIED BY (II) THE RESIDUE SETTLEMENT PERCENT MULTIPLIED BY

(III) THE RESIDUE GAS VOLUME. THE RESULTING TOTALS FOR EACH RECEIPT POINT SHALL THEN BE ADDED TOGETHER AND SUCH SUM SHALL BE THE “RESIDUE SETTLEMENT AMOUNT.”

Exhibit B-2-1

(a)

“Residue Gas Market Price” shall be *** percent (***%) of the price determined by taking the weighted average price (“WAP”) (expressed in $/MMBTU) received by Linn Midstream from the sale of the Residue Gas Volume during the applicable Month

(b)	“Residue Settlement Percent” shall be *** percent (***%).

(c)

“Residue Gas Volume” for each Receipt Point at which Gas is received hereunder in any Month shall be calculated by subtracting from the MMBTU contained in the Producer’s Committed Gas received at each Receipt Point hereunder the sum of the Field Fuel, Field L&U, Plant Fuel, and NGL Shrinkage attributable to such volumes based on the Theoretical Gallons contained in such volumes expressed in MMBTU.

4.	PLANT FUEL, FIELD FUEL AND FIELD L&U RETENTION.
(a)	Plant Fuel: Linn Midstream shall charge Producer Plant fuel (irrespective of Linn Midstream’s use of gas- or electric-driven compression) retention of *** percent (***%) of Residue Gas.

(b)	Field Fuel: Linn Midstream shall charge Producer field fuel retention (irrespective of Linn Midstream’s use of gas- or electric-driven compression) of *** (***%) of Receipt Point Committed Gas MMBTUs.

(c)	Field L&U: Linn Midstream shall charge Producer a Field L&U retention of *** percent (***%) of Receipt Point Committed Gas MMBTUs.

5.

BYPASS GAS. BYPASS GAS ATTRIBUTABLE TO PRODUCER, WITH CONSIDERATION OF THE RESIDUE SETTLEMENT PERCENTAGE SET FORTH IN SECTION 3 OF THIS EXHIBIT B-2, SHALL BE CONSIDERED ADDITIONAL AGGREGATE RESIDUE GAS VOLUME AND SHALL BE VALUED AT THE RESIDUE GAS MARKET PRICE.

6.	PROCESSING AND GATHERING FEE. THE “PROCESSING AND GATHERING FEE” IS INITIALLY *** CENTS ($***) PER MMBTU OF RECEIPT POINT COMMITTED GAS.

The Processing and Gathering Fee multiplied by the Committed Gas MMBTU (as may be adjusted pursuant to Section 9 to this Exhibit B-2 below) delivered to each Receipt Point(s) (“Processing and Gathering Amount”) yields the total monthly amount payable from Producer to Linn Midstream for this service and shall be netted against the amount owed to Producer each Month.

7.

***. THE PROCESSING AND GATHERING FEE IN SECTION 6 TO THIS EXHIBIT B- 2 ABOVE AND T&F FEE IN SECTION 2(A)(I) TO THIS EXHIBIT B-2 ABOVE SHALL BE ADJUSTED ON THE FIRST ANNIVERSARY OF THE DECEMBER 22, 2017, AND THE THEN-EFFECTIVE PROCESSING AND GATHERING FEE AND T&F FEE SHALL BE ADJUSTED ON EACH SUBSEQUENT ANNIVERSARY OF DECEMBER 22, 2017 TO REFLECT INCREASES, IF ANY, ***. IN NO EVENT SHALL SUCH *** ADJUSTMENT RESULT IN A REDUCTION OF THE THEN-EFFECTIVE PROCESSING AND GATHERING FEE OR T&F FEE. ***

Exhibit B-2-2

EXHIBIT B-3 – RECEIPT POINTS

This Exhibit B-3 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

As of the Effective Date of Exhibit B, the Parties agree that the following are Receipt Points under Exhibit B, and as Receipt Point(s) are installed in the future in accordance with the terms and provisions of Exhibit B, this Exhibit B-3 shall automatically be amended to add such new Receipt Points.

Receipt Point	Meter Type	Meter No.	Legal Description	County	State

Exhibit B-3-1

EXHIBIT B-4 – QUALITY SPECIFICATIONS

This Exhibit B-4 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Quality Specifications: Unless excepted by specific exemption executed by the Parties hereto, Gas from each Receipt Point shall meet the following quality specifications:

***

OFF SPEC GAS: LINN MIDSTREAM MAY, AT LINN MIDSTREAM’S SOLE DISCRETION, ACCEPT GAS WHICH DOES NOT CONFORM TO THE QUALITY SPECIFICATIONS DEFINED HEREIN PROVIDED THAT SUCH ACCEPTANCE DOES NOT INTERFERE, IN LINN MIDSTREAM’S SOLE OPINION, WITH THE OPERATIONS OF LINN MIDSTREAM’S OR LINN MIDSTREAM’S DESIGNEE’S FACILITIES AND/OR ANY DOWNSTREAM FACILITY OR PIPELINE. IF ADDITIONAL TREATING IS REQUIRED TO MANAGE AND PROCESS OFF SPEC GAS TO MEET THE REQUIREMENTS OF THIS EXHIBIT B-4, LINN MIDSTREAM SHALL OFFER TO PRODUCER, FOR A FEE, TO INSTALL AND OPERATE THE FACILITIES REQUIRED TO CONDITION THE GAS TO MEET THE SPECIFICATIONS HEREIN. PRODUCER RESERVES THE RIGHT TO INSTALL WELL SITE PROCESSING TO MANAGE AND PROCESS THE OFF SPEC GAS TO MEET THE SPECIFICATIONS HEREIN.

Exhibit B-4-1

IF ANY OF THE QUALITY SPECIFICATIONS PRESCRIBED BY ANY OR ALL DOWNSTREAM PIPELINE(S) AND/OR FACILITIES ARE MORE STRINGENT THAN THE CORRESPONDING QUALITY SPECIFICATIONS PRESCRIBED HEREIN, THE QUALITY SPECIFICATIONS DEFINED HEREIN SHALL BE SUBORDINATE TO SUCH SPECIFICATIONS PRESCRIBED BY ANY AND/OR ALL DOWNSTREAM PIPELINE(S) OR FACILITIES AND LINN MIDSTREAM SHALL OFFER, FOR A FEE, TO INSTALL THE FACILITIES REQUIRED TO CONDITION THE GAS TO MEET THE NEW SPECIFICATIONS.

Exhibit B-4-2

EXHIBIT B-5 – DEDICATED CONTRACTS

This Exhibit B-5 is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

Linn K#	Counterpa rty K#	Contract Type	Linn Entity	Counterparty
224G	10-0009	Gas Purchase and Sale Agreement	Linn Energy Holdings, LLC	Cimarex Energy Company
1244G		Gas Purchase Contract	LINN OPERATING, LLC	Continuum Midstream, L.L.C.
TBD	EDM 1776- 00*	Gas Purchase Contract	Linn Energy Holdings, LLC	DCP Midstream LLC
TBD	EDM 0768- 00A	Gas Purchase Contract	Linn Energy Holdings, LLC	DCP Midstream LLC
TBD	EDM 1971- 00*	Gas Purchase Contract	Linn Energy Holdings, LLC	DCP Midstream LLC
TBD	OKR 1306- PUR	Gas Purchase Contract	Linn Energy Holdings, LLC	DCP Midstream LLC
TBD	OKR 1320- PUR	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
TBD	14812	Gas Purchase Contract	Linn Energy Holdings, LLC	DCP Midstream LLC
1106G	CHI 0580- 000	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
TBD	EDM 1026- 00A	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
TBD	EDM 0012- PUR	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
TBD	OKR 0534- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
TBD	EDM 2022- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Midstream LLC
1111G	OKR 0734- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
113G	EDM 1544- 00A	Gas Purchase Contract	LINN ENERGY MID- CONT. HOLDINGS, LLC	DCP Operating Company LP
1163G	SHOP 00015	Gas Purchase and Processing Agreement	LINN OPERATING, LLC	DCP Operating Company LP
1283G	OKR 0933- 000	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
1295G	OKR 0705- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
181G	OKR 1196- 000	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
212G	EDM 2049- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
219G	15233	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
278G	16704	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
29G	SHOP 00007	Gas Purchase and Processing Agreement	LINN OPERATING, LLC	DCP Operating Company LP

Exhibit B-5-1

Linn K#	Counterpa rty K#	Contract Type	Linn Entity	Counterparty
518G	CIM 0917- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
53G	15631	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
574G	OKR 0278- 00	Gas Purchase Agreement	LINN OPERATING, LLC	DCP Operating Company LP
68G	15577	Gas Purchase Agreement	LINN OPERATING, LLC	DCP Operating Company LP
76G	15455	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
775G	EDM 2027- 00*	Gas Purchase Agreement	LINN OPERATING, LLC	DCP Operating Company LP
783G	15676	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
784G	OKR 1197- 000	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
785G	OKR 0150- 00*	Gas Purchase Contract	LINN OPERATING, LLC	DCP Operating Company LP
1599G		Gas Gathering, Processing and Purchase Agreement	LINN OPERATING, LLC	EnLink Oklahoma Gas Processing, LP
419G	6083-00	Gas Purchase Contract	LINN OPERATING, LLC	ETC Field Services LLC
CTPr-1	CTPr-1	Gas Processing Agreement	Linn Energy Holdings, LLC	Linn Midstream, LLC
1158G	026770B	Gas Purchase Contract	LINN OPERATING, LLC	Mustang Gas Products Inc.
1411G	495152	Gas Purchase Agreement	LINN OPERATING, LLC	Mustang Gas Products Inc.
184G	4002775	Gas Purchase Contract	LINN OPERATING, LLC	Mustang Gas Products Inc.
250G	8928NGD	Gas Purchase Agreement	LINN OPERATING, LLC	Mustang Gas Products Inc.
254G	51013	Gas Purchase Agreement	LINN OPERATING, LLC	Mustang Gas Products Inc.
256G	51008	Gas Purchase Contract	LINN OPERATING, LLC	Mustang Gas Products Inc.
257G	51009	Gas Purchase Agreement	LINN OPERATING, LLC	Mustang Gas Products Inc.
63G	9518CD	Gas Purchase Agreement	LINN OPERATING, LLC	Mustang Gas Products Inc.
828G	9845CD	Casinghead Gas Contract	LINN OPERATING, LLC	Mustang Gas Products Inc.
KF- 1280G	495103	Gas Purchase Agreement	LINN ENERGY MID- CONT. HOLDINGS, LLC	Mustang Gas Products Inc.
1515G	1293000	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC
1516G	1298000	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC
1517G	2026000	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC
236G	1297000	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC
237G	755000	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC

Exhibit B-5-2

Linn K#	Counterpa rty K#	Contract Type	Linn Entity	Counterparty
507G	2058001	Gas Purchase Contract	LINN OPERATING, LLC	Oneok Field Services LLC
1140G	ET-P5	Gas Purchase Agreement	LINN OPERATING, LLC	Superior Pipeline Company
1141G	ET-P4	Gas Purchase Contract	LINN OPERATING, LLC	Superior Pipeline Company
1144G	CASH-P5	Gas Purchase Contract	LINN OPERATING, LLC	Superior Pipeline Company
1145G	MINCO P18	Gas Purchase Contract	LINN OPERATING, LLC	Superior Pipeline Company
1442G	311680	Gas Purchase Agreement	LINN OPERATING, LLC	Targa Pipeline Mid Continent LLC

Exhibit B-5-3

Exhibit C

FORM OF MEMORANDUM OF AGREEMENT

This Exhibit C is attached to and made a part of that certain Amended and Restated Gas Gathering and Processing Agreement effective April 1, 2017, by and between Producer and Linn Midstream.

When finished recording return to:

Linn Energy Holdings, LLC 600 Travis Street, Suite 1400

Attention: Marketing Administration Facsimile: 832-209-4300

Email: MarketingAdministration@linnenergy.com

and

Linn Midstream, LLC

600 Travis Street, Suite 1400 Attention: Marketing Administration Facsimile: 832-209-4300

Email: MarketingAdministration@linnenergy.com

MEMORANDUM OF AGREEMENT

State of Oklahoma§

§

County of [•]§

This MEMORANDUM OF AGREEMENT (this “Memorandum”), effective for all purposes  as  of , 2017 (the “Effective Date”), is by and between Linn Midstream, LLC, a Delaware limited liability company (“Linn Midstream”), and Linn Energy Holdings, LLC, a Delaware limited liability company (“Producer”). Linn Midstream and Producer may be referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meaning given to them in that certain Amended and Restated Gas Gathering and Processing Agreement dated effective as of April 1, 2017, by and between Linn Midstream and Producer (the “Agreement”).

1.Pursuant to the Agreement, Producer has agreed to dedicate and deliver for gathering, transportation and processing by Linn Midstream certain gas volumes owned or controlled by Producer lawfully produced from wells now or hereafter drilled on the lands within an area of mutual interest covering the counties listed on Exhibit A attached hereto (as further described in the Agreement), including the sections described on Exhibit B to this Memorandum (other than certain gas volumes delivered from prior dedicated sections (as more fully described, and subject to the terms and conditions set forth, in the Agreement)).

2.The Agreement is effective as of the Effective Date and, subject to the other provisions thereof, shall remain in full force and effect for a term of, in the case of the properties described on Exhibit A, until the fifteenth anniversary of the Effective Date, and in the case of the properties described on Exhibit B, December 22, 2031 (“Primary Term”). Thereafter, the Agreement shall continue in full force and effect in accordance with its terms

3.	The Notice addresses of the Parties are as follows:

Linn Midstream:	Producer:
Linn Midstream, LLC 600 Travis Street, Suite 1400 Attention: Marketing Administration Facsimile: 832-209-4300 Email: MarketingAdministration@linnenergy.com	Linn Energy Holdings, LLC 600 Travis Street, Suite 1400 Attention: Marketing Administration Facsimile: 832-209-4300 Email: MarketingAdministration@linnenergy.com

4.This Memorandum in no way modifies or amends the terms and provisions of the Agreement. This Memorandum is executed solely for the purpose of providing record notice of the Agreement and is to be recorded in the real property records of the respective counties in the area of mutual interest. This Memorandum may be executed in separate counterparts, all of which shall together constitute one and the same instrument. The terms of this Memorandum may only be modified or amended by an instrument in writing, fully executed by Linn Midstream and Producer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have each caused this Memorandum to be duly executed as of the date shown on the acknowledgments set forth below with the intention that they will be effective as of the Effective Date.

LINN MIDSTREAM: Linn Midstream, LLC By and through its Agent, Linn Operating, LLC
By:
Name: [ ● ]
Title: [ ● ]

STATE OF [ ● ])
) ss.
COUNTY OF [ ● ])

The foregoing instrument was executed before more this day of , 2017, by [ ● ], as authorized agent on behalf of Linn Midstream, LLC.

[Seal]

Notary Public

Commission No.
My Commission Expires:

PRODUCER: Linn Energy Holdings, LLC By and through its Agent, Linn Operating, LLC
By:
Name: [ ● ]
Title: [ ● ]

STATE OF [ ● ])
) ss.
COUNTY OF [ ● ])

The foregoing instrument was executed before more this day of , 2017, by

, as authorized agent on behalf of Linn Energy Holdings, LLC.

[Seal]

Notary Public

Commission No.
My Commission Expires:

[NOTE: To be attached.]

Exhibit A to Memorandum of Agreement

AREA OF MUTUAL INTEREST

EXHIBIT B TO MEMORANDUM OF AGREEMENT

DEDICATED SECTIONS

[NOTE: To be inserted.]